Exhibit 10.13

CONSTRUCTION MANAGEMENT SERVICES CONTRACT

BETWEEN

KNUTSON CONSTRUCTION SERVICES

AND

OTTER TAIL AG ENTERPRISES, LLC

DATED: NOVEMBER 3, 2006

Construction Management Services Contract
Otter Tail Ag Enterprises, LLC

List of Exhibits

A.  Knutson Scope of Services and Technical Specifications

B.  Commercial Terms

C.  Project Schedule

D.  General Conditions

i

Construction Management Services Contract

GENERAL CONDITIONS

THIS “CONTRACT”, IS made this 3rd day of November, 2006, by and between Otter Tail Ag Enterprises, LLC, a Minnesota limited liability company organized and acting under and pursuant to the laws of Minnesota and having its main place of business at 1220 North Tower Road, Suite 201, Fergus Falls, Minnesota 56537 (hereinafter called the “Owner”) and Knutson Construction Services, a corporation organized and acting under and pursuant to the laws of the State of Minnesota and having its main place of business at 1907 2nd Street Southwest, Rochester, MN 55902 (hereinafter called “Knutson”). Owner and Knutson may sometimes be referred to herein individually as a “Party” or jointly as the “Parties.”

WITNESSETH:

WHEREAS, Knutson is engaged in the performance of construction management services, with experience in construction management service of ethanol plant construction projects; and

WHEREAS, Owner desires Knutson to furnish and perform certain construction management services, and to perform, or cause to be performed, certain design, engineering, procurement, construction and other services, and provide, or cause to be provided, certain material, equipment, tools, and labor, necessary to complete the Work described and reasonably inferable from this Contract;

Now, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, it is agreed as follows:

1.  Defined Terms and Contract Documents

1.1  Defined Terms: The following words, when capitalized, shall have the meanings set forth below:

1.1.1  Architect: “Architect” means, for purposes of the entire Contract, including the General Conditions, Interstate Engineering, Inc., 116 East Washington, Fergus Falls, MN, 56537.

1.1.2  Contract: “Contract” means this Contract, the General Conditions, the attached Exhibits A through D, any attached schedules to this Contract or the Exhibits, and all additions or modifications thereto made in accordance with Section 18.2 below.

1.1.3  [INTENTIONALLY OMITTED]

1.1.4  Contract Sum/Contract Price:    “Contract Sum” or “Contract Price” means the sum set forth in Section 8.1 below, subject to adjustment as provided in Section 8, or such greater or lesser amount as may be determined in accordance with this Contract.

1.1.5  Effective Date:    “Effective Date” means November 2, 2006, the date of this Contract.

1.1.6  Day: “Day-means calendar day.

1.1.7  Delta-T: “Delta-T” means Delta-T Corporation, a corporation organized and acting under and pursuant to the laws of the Commonwealth of Virginia and having its main place of business at 323 Alexander Lee Parkway, Williamsburg, VA 23185.

1.1.8  Delta-T Technology: “Delta-T Technology” shall mean all data, technical information, trade secrets, inventions (whether patented or not and whether issued before or after the Effective Date), know-how, procedures, processes, drawings, designs, methodology, models, inventions, specifications, plant or equipment test and/or operating data, or other technical information and copyrights embodied in the Plant, used in the operation of the Plant, in equipment or in drawings, or included in any documents, drawings or other materials delivered electronically or otherwise by Delta-T to Harris Mechanical, Knutson or Owner on connection with construction of the Plant.

1.1.9  Design Consultants: “Design Consultants” shall mean as defined in Section 2.6 below.

1.1.10  Engineer. “Engineer” means Interstate Engineering, Inc., 116 East Washington, Fergus Falls, MN, 56537.

1.1.11  Equipment: “Equipment” means the equipment to be procured by Knutson to fulfill Knutson’s scope of work as set forth in this Contract.

1.1.12  Final Acceptance: “Final Acceptance” means compliance with the terms to meet Final Completion, to the reasonable satisfaction of Owner.

1.1.13  Final Completion: “Final Completion” means that (i) a certificate of occupancy has been issued as applicable for all buildings within the Work; (ii) all Work has been completed as required by and incompliance with the Contract and all of the items on the

Punch List signed by both Owner and Knutson have been corrected and completed to the reasonable satisfaction of Owner, (iii) all lien waivers, or affidavits, required under the Contract have been delivered, (iv) all drawings and other documents identified in this Contract or the General Conditions as documents to be delivered by Knutson to Owner have been delivered, (v) the Work has been inspected and approved by all applicable public authorities having jurisdiction over the Work, (vi) all conditions to Final Completion described in the General Conditions shall have been met, and (vii) a general release executed by Knutson waiving, upon receipt of final payment by Knutson, all claims, except those claims previously made in writing to Owner and remaining unsettled at the time of final payment.

1.1.14  General Conditions: “General Conditions” means the “General Conditions of the Contract for Construction,” American Institute of Architects Document A201 ™, 1987 Edition, including, and as modified by, the supplementary conditions described in Exhibit A (Section C-02). The General Conditions are attached as Exhibit D.

1.1.15  Harris Mechanical Contracting Company: “Harris Mechanical” means Harris Mechanical Contracting Company, a corporation organized and acting under and pursuant to the laws of the state of Minnesota and having its main place of business at 909 Montreal Circle, St. Paul, MN 55102.

1.1.16  Knutson’s Project Manager: “Knutson’s Project Manager” means the individual designated from time to time by Knutson in writing as having the responsibilities described at Section 11.1 below.

1.1.17  Knutson’s Site Manager: “Knutson’s Site Manager” means the individual designated from time to time in writing by Knutson under Section 11.1 below.

1.1.18  Legal Requirements: “Legal Requirements” means all applicable federal, state, and local laws, codes, ordinances, rules, regulations, orders and decrees of any government or quasi-government entity having jurisdiction over the Plant or the Site, the practices involved in the Plant or the Site, or any Work.

1.1.19  Materials: “Materials’’ means the materials to be procured by Knutson to fulfill Knutson’s scope of work as set forth in this Contract.

1.1.20  [INTENTIONALLY OMITTED]

1.1.21  Owner’s Representative: “Owner’s Representative” means the individual designated from time to time by Owner in writing as having the responsibilities described at Section 11.2 below.

1.1.22  Plant: “Plant” means the name-plate 55 MGPY undenatured ethanol plant to be constructed for Owner near the city of Fergus Falls, state of Minnesota, for which the Work under this Contract will be completed.

1.1.23  Plant Substantial Completion: “Plant Substantial Completion” means the date on which the Plant has successfully completed performance testing and performs, with permanent equipment, at 90% of the Plant’s performance guarantees.

1.1.24  Project: “Project” means the management, design, construction, and equipping of that portion of the Plant pursuant to the Work to be completed by Knutson under this Contract. The general description of the Plant falling within the Work to be completed by Knutson under this Contract relates to the construction of one (1) administration building, ten (10) process buildings, and foundations for fifteen (15) tanks, the technical specifications and requirements of which facilities and the Work are set forth in the Project Specifications and the attachments thereto.

1.1.25  Project Specifications/Project Manual: “Project Specifications” or “Project Manual” means the complete specifications for the Project and the Work as set forth in the “PROPOSAL FOR PROPOSED ETHANOL FACILITY, FERGUS FALLS TOWNSHIP, MINNESOTA,” DATED AUGUST, 2006, and addenda thereto issued prior to the Commencement Date, along with drawings, and specifications, as prepared by Engineer and Architect for Owner, a copy of which is attached as Exhibit A.

1.1.26  Punch List: “Punch List” means a list of all portions of the Work, if any, which are incomplete or do not conform to the Contract.

1.1.27  Schedule: “Schedule” means the schedule set forth in Exhibit C, as amended from time to time by mutual agreement of the Parties in accordance with this Contract.

1.1.28  Services: “Services” means the services to be provided by Knutson to fulfill Knutson’s scope of work as set forth in this Contract, including without limitation the services described in Section 2 below.

1.1.29  Site. “Site” means the land upon which the Plant is to be constructed and located.

1.1.30  Subcontractor: “Subcontractor” means any person or entity contracted, hired, retained or otherwise engaged by Knutson as a contractor to perform a portion of the Work and shall include materialmen and suppliers.

1.1.31  Sub-Subcontractor: “Sub-subcontractor” means any person or entity contracted, hired, retained or otherwise engaged by a Subcontractor as a contractor to perform any portion of a Subcontractor’s Work which shall include materialmen and suppliers.

1.1.32  Substantial Completion of the Project: “Substantial Completion of the Project” means the date certified by the Owner or Owner’s representative when construction of the Project, or a designation portion thereof, is sufficiently complete, in accordance with the Contract (except for minor adjustments, cleaning, and repairs), so that the Owner can occupy or utilize the Project, or a designated portion thereof, for the use for which it is intended.

1.1.33  Substantial Completion of the Work: “Substantial Completion of the Work” means the date certified by the Owner or Owner’s representative when there has been a substantial completion of the entire Work, or a designation portion thereof, and is suitable to receive subsequent work of other separate contractors, as applicable, and is acceptable under the Contract, except for minor adjustments, cleaning, and repairs.

1.1.34  Work: “Work” means all of Knutson’s management, design, engineering, procurement, installation, construction, and other services required by the Contract or necessary to perform the scope of Knutson’s work and deliverables set forth in the specifications described in the Project Specifications and the attachments thereto, and the furnishing of all materials, equipment, tools, and labor required by the Contract or necessary to perform the scope of Knutson’s work and deliverables set forth in the specifications described in the Project Specifications and the attachments thereto, and that which is reasonably inferable from the Contract or the scope of Knutson’s work.

1.2  Order of Precedence: In the event of a conflict between the express terms set forth in this Contract and the General Conditions, the rule of interpretation shall be that the express terms of this Contract shall take precedence over the General Condition terms and conditions where an issue is specifically addressed; provided, that the General Conditions are intended to provide, among other things, further specificity to areas not otherwise covered by, or in conflict with, the express terms of this Contract.

1.3     Contract Documents: This Contract (inclusive of the Project Specifications), as supplemented by the General Conditions, which General Conditions are incorporated herein by reference and made a part hereof as if fully set forth herein, constitute the “Contract Documents” and shall govern the relationship of the parties concerning the Project and performance of the Work, and represent the entire and integrated agreement between the Parties and supersedes prior negotiations, representations or agreements, either written or oral.

2.  Knutson’s Scope of Work

2.1  Description of Work: Knutson shall perform, or cause to be performed, the Work and shall furnish and perform all construction management services, design, engineering, procurement and other services, and provide all material, equipment, tools, and labor, necessary to complete the Work and the Project, as described in and reasonably inferable from this Contract and the Project Specifications.

2.2  Permits: Knutson shall, at its expense, secure electrical and plumbing permits for the administration building. All other permits required by applicable law or regulation, including without limitation, permits related to environmental protection, to operation of the Plant, or activities of Owner or any of its contractors, if any, other than Knutson, shall be secured by Owner or Owner’s other contractors.

2.3  Drawings: Knutson shall deliver to Owner, the Engineer and the Architect the construction plans, specifications and drawings required to perform the Work, as set forth in the Project Specifications.

2.4  License of Certain Documents and Drawings: Except as provided in the License Agreement dated October 24, 2006 between Delta-T and Owner (the “License” or “License Agreement”), Delta-T shall retain ownership of the copyright in, and any and all inventions and trade secrets embodied in, the documents and drawings delivered to Owner under this Contract and in all of the Delta-T Technology.

2.5  Substitutions: Where a product is mentioned by the name of a manufacturer or vendor in the Project Specifications, Knutson will identify to Owner and Architect the names of any products to be used in lieu of the ones named in the documents prior to awarding a purchase order. Owner and Architect shall have the right to reject any substituted product, unless such product is critical to the successful completion of the Work, the specified item is no longer manufactured, is unavailable as a result of an act of government such as declaration of national emergency, or delivery of the specified item is substantially delayed as a result of labor disputes affecting the manufacturer, or any other cause beyond control of Knutson, its Subcontractors, or other persons within its control which Owner and Architect will reasonably determine justifies the delay. Request for substitution will not be approved where the delay in delivery results from failure to promptly place Subcontracts or materials and equipment orders. Requests for substitution shall be submitted in writing to the Owner and Architect and shall clearly describe the proposed substitution, state the reason for the unavailability of the specified item, and to be accompanied by such additional data and information as may be reasonably necessary to establish the acceptability of the proposed substitution.

2.6  Design Professional Services. Knutson shall, consistent with applicable state licensing laws, provide through qualified, licensed engineers, and other design professionals employed by Knutson or procured from qualified, independent licensed design professionals who are not employees of Knutson but are retained by Knutson (the “Design Consultants”), the professional services required to be delivered by Knutson under the Project Specifications or necessary to permit Knutson to complete the Work consistent with the Project Specifications. Knutson shall provide in its contracts with any Subcontractors, Design Consultants, or other retained consultants that Owner is an intended third party beneficiary of the services and contracts with the right to enforce them.

2.7  Standard of Care for Services The standard of care for all services, including design professional services, performed by Knutson, its Subcontractors, its Design Consultants, or others retained to execute the Work shall be the care and skill ordinarily used by members of the profession or applicable industry practicing under similar conditions at the same time and locality of the Plant. Notwithstanding the preceding sentence, if the parties agree upon specific performance standards for any aspect of the Work as set forth in the Project Specifications, the Services shall be performed to achieve such standards.

2.8  Design Development Submissions. Knutson shall submit to Owner, Engineer, and Architect construction plans and specifications for construction and completion of the Work as set forth in the General Conditions or the Project Specifications. Neither Owner’s, Engineer’s, nor Architect’s review nor approval of any design submissions or construction documents shall be deemed to transfer any design liability from Knutson to Owner.

2.9  Legal Requirements. Knutson shall perform, or cause to be performed, the Work with reasonable care, in accordance with all Legal Requirements and prudent industry practices and shall provide all notices applicable to the Work as required by all applicable federal, state, and local laws, codes, ordinances, rules, regulations, orders, and decrees of any government or quasi-government entity having jurisdiction over the Plant or the Site, the practices involving the Plant or the Site, or any Work.

2.10  Government Approvals and Permits. Knutson shall provide reasonable assistance to Owner in obtaining those permits, approvals, and licenses that are Owner’s responsibility.

2.11  Knutson’s Construction Phase Services.

2.11.1  Unless otherwise clearly provided in the Project Specifications to be the responsibility of Owner or a separate contractor, Knutson shall provide through itself, its Design Consultants, or Subcontractors the services, supervision, labor, inspections, material, equipment, machinery, and other facilities necessary to permit Knutson to complete the Work consistent with the Contract.

2.11.2  Knutson shall perform, or cause to be performed, all Work activities efficiently, with reasonable care, in a workman like manner, and with the requisite expertise, skill and competence to satisfy the requirements of the Contract. Knutson shall at all times exercise complete and exclusive control over the means, methods, sequences and techniques of the Work. Knutson shall complete the Work within the times prescribed in the Schedule, or if no time is prescribed, within the time reasonably required to allow Knutson to perform its obligations under this Contract.

2.11.3  Knutson shall employ only Subcontractors who are duly licensed and qualified to perform the Work consistent with the Contract.

2.11.4  Knutson assumes responsibility to Owner for the proper performance of the Work of Subcontractors, Subsubcontractors, and Design Consultants and any acts and omissions in connection with such performance.

2.11.5  Knutson shall coordinate the activities of all Subcontractors. If Owner performs other work on the Plant or at the Site with separate contractors under Owner’s control, Knutson agrees to reasonably cooperate and coordinate its activities with those of such separate contractors so that the Plant can be completed in an orderly and coordinated manner without unreasonable disruption.

2.12  Knutson’s Construction Management Services: Knutson will provide construction administration and management services required to perform the Work. Knutson shall with Owner’s other consultants and contractors jointly schedule and regularly attend meetings with Owner. Knutson shall consult with the Owner regarding site use and improvements in the selection of materials, buildings systems, and equipment. Knutson shall provide recommendations on construction feasibility, actions designed to minimize adverse effects of labor or material shortages, time requirements for procurement, installation, and construction completion, and factors related to construction costs, including estimates of alternative designs and materials, preliminary budgets, and possible economies. Knutson shall schedule and conduct meetings at which the Owner, Owner’s other consultants and service providers, and appropriate Subcontractors and Sub-subcontractors can discuss the status of the Work. Knutson shall prepare and promptly distribute minutes of such meetings. Knutson shall provide monthly written reports to Owner on the progress of the entire Work. Knutson shall maintain a daily log containing a record of weather, Subcontractors, and Sub-subcontractors working on the Site, the number of workers, Work accomplished, problems accounted and other similar relevant data as Owner may reasonably require. The log shall be available to Owner and its other consultants and service providers. Knutson shall develop a system of cost control for the Work, including regular monitoring of actual costs for activities in progress and estimates for uncompleted tasks and proposed changes. Knutson shall identify variances between actual and estimated costs and report variances to the Owner at regular intervals.

3.     Information, Goods and Services to Be Provided by Owner

3.1  Specific Goods and Services: Owner or other contractors shall provide the following prior to commencement of any Work by Knutson: (a) a Plant site suitable for construction of the Plant, (b) suitable access of the Plant site, (c) access to utilities necessary for Knutson’s performance of the Work, to include general site temporary conditions such as set forth in the Harris Mechanical agreement with Owner; (d) all permits and licenses necessary for construction and operation of the Plant other than those to be provided by Knutson as listed in the Project Specifications, (e) building lay-out, location and survey, and (f) evidence reasonably satisfactory to Knutson that it has secured financing sufficient to permit Owner to pay all its financial obligations in connection with building of the Plant, including payment of all amounts due to Knutson. Knutson will cooperate with Owner to provide arrangements satisfactory to Owner’s lenders to secure first priority mortgage liens over any claims or liens that Knutson or Subcontractors may claim in the Site or the Plant.

3.2  Other Goods and Services: Owner shall also furnish to Knutson, at Owner’s expense, all documents, drawings, specifications, information and services showing all existing structures, foundations and undergrounds in or adjacent to the Plant site that may be relevant to performance of the Work, if any; coordinates, bench marks and base lines for the land area and locations where all associated items of equipment, if any, are to be installed; the existence and location of subsurface obstructions and conditions; soil data and specific criteria for foundation design relevant to the Work; adequate arrangement drawings, utility requirements and process connections of all those existing items of machinery and equipment of existing facilities, if any, with which the Work must interconnect or accommodate, sufficient for Knutson’s performance of the Work; and the specific emission, effluent and environmental criteria and requirements for the Work; and all other documents, drawings, specifications, information and services, if any, identified as within the Owner’s Scope of Services described in the Project Specifications. Knutson shall be entitled to rely upon such data and design criteria in the performance of the Work. Owner shall provide all such items within the times prescribed in the Schedule, or if no time is prescribed, within the time reasonably required to allow Knutson to perform its obligations under this contract. Furthermore, Knutson shall have the right to receive from Owner reasonable written assurance, and evidence reasonably acceptable to Knutson, that Owner is not aware of any physical, financial or legal matters that would prevent Owner from fulfilling its obligations hereunder or impede performance of the Parties obligations under this Contract in accordance with the Schedule. If Knutson becomes aware of any error in a document, drawing, specification or other information supplied by Owner it will promptly notify Owner of the same. Knutson shall, however, have no liability of any kind with respect to any error of which it is not actually aware.  In addition, Owner shall be fully responsible for providing all goods and services, if any, that become necessary as a result of the discovery of hazardous materials or materials with archeological significance, provided that Knutson shall be responsible for any hazardous materials or hazardous substances released on the Site by Knutson or its Subcontractors.

4.     Interface and Site Conditions

4.1  Site Conditions: Knutson has visited the Site and has had the opportunity to become familiar with the condition of the Site as it applies to performance of the Work. If conditions are encountered at the Site which (1) are unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in this Contract, or (2) differ from conditions shown in any drawing, document or other information, if any, that Owner is required to deliver to Knutson under Section 3 above, then notice by the observing Party shall be given to the other Party promptly before such conditions are further disturbed and in no event later than 14 days after first observance of the conditions. If any such condition causes any increase or decrease in Knutson’s cost of, or time required for, performance of any part of the Work, or any increase or decrease in any other obligation of Knutson, Owner shall within 14 days of issuance or receipt of notice, as the case may be, under this Section 4.1, issue a change order in accordance with Section 6 below, covering only such costs incurred and time lost for properly documented cost and time.

4.2  Cooperation with Others: Knutson will cooperate with Owner’s other contractors, if any, to facilitate coordination of the Work with the work of others. Knutson shall not be required to check the quality or quantity of work performed by Owner or Owner’s contractors or subcontractors, except as may be required under the Project Specifications. Knutson shall not have control over or responsibility for the construction, methods, techniques, sequences or procedures or for safety precautions and programs used by Owner or Owner’s contractors or subcontractors in connection with the Owner’s work or work of others and shall have no liability thereon.

5.     Schedule

5.1  Schedule: The Schedule and the dates for performance set forth therein (the “Contract Times”) shall form the basis of the time frame for the Work to be completed.  Owner shall give to Knutson a notice to proceed with the work not later than November 11, 2006. The Work shall commence within five (5) days of Knutson’s receipt of a Notice to Proceed from Owner. Knutson agrees that it will commence performance of the Work and achieve the Contract Times in accordance with the Schedule and this Article 5. Knutson shall prepare an estimated progress schedule for the Work and submit it to the Owner within ten (10) days after the Commencement Date, which schedule shall not exceed time limits set forth in Exhibit C. During construction, Knutson shall revise the progress schedule as necessary to conform to the current status of the Work, distributing copies to the Owner.

5.1.1  Substantial Completion and Final Completion: So long as Knutson receives a Notice to Proceed not later than November 11, 2006, Substantial Completion of the Project shall be achieved expeditiously as reasonably practicable, but in no event, later than January 1, 2008. Substantial Completion of the portions of the Work shall be achieved according to the completion dates for portions of the Work as set forth in the Schedule and in order to receive subsequent work of other separate contractors. Final Completion of the Project shall be achieved as expeditiously as reasonably practicable, but in no event, will Final Completion of the Work be completed later than February 1, 2008.

5.1.2  Time is of the Essence: Owner and Knutson mutually agree that time is of the essence with regard to completion of the Work, both substantial and final completion.

5.1.3  Delays to Work: If Knutson is delayed in the performance of the Work due to acts, omissions, conditions, events, or circumstances beyond its control and due to no fault or failure to perform or not perform of its own, its Design Consultants, Subcontractors, or others of those for whom Knutson is responsible, the Contract Time(s) for performance shall be reasonably extended by Change Order. By way of example, events that will entitle Knutson to an extension of the Contract Time(s) include acts or omissions of Owner or anyone under Owner s control (including separate contractors), changes in the Work, Differing Site Conditions, Hazardous Conditions, wars, floods, labor disputes not directed at Knutson or its Subcontractors or Sub- subcontractors, epidemics abroad, earthquakes, adverse weather conditions not reasonably anticipated, and other acts of God.

5.2  Compensation to Knutson for Delay: In the event any delay in the Work of Knutson caused by Owner, its employees, its contractor’s or vendors for reasons other than force majeure or events beyond the control of Owner or such others, exceeds, individually or in the aggregate, thirty (30) days, Knutson shall be entitled to an appropriate adjustment of the Contract Sum for its direct incurred costs for delays as substantiated by written documentation.

5.3  Plant Substantial Completion Delay Liquidated Damages. Knutson understands that if Plant Substantial Completion Substantial Completion is not attained by the earlier of April 1, 2008 or the date that is thirty (30) days from the date Mechanical Completion (as defined in Owner’s Agreement with Harris Mechanical) is attained (the first date to occur being the “Scheduled Substantial Completion Date”), Owner will suffer damages which are difficult to specify accurately and ascertain. Knutson agrees that if Plant Substantial Completion is not attained by the Scheduled Plant Substantial Completion Date, due to the acts or omissions of Knutson, Subcontractors, Sub-subcontractors, Design Consultants, and other persons for whom Knutson is responsible, Knutson shall pay to Owner a sum equal to $3,000.00 per day for each day that Plant Substantial Completion is attained after the Schedule Substantial Completion Date.

5.4  Substantial Completion Delay Liquidated Damages. Knutson understands that if Substantial Completion of the Work is not attained by January 1, 2008, Owner will suffer damages which are difficult to specify accurately and ascertain. Knutson agrees that if Substantial Completion of the Work is not attained by January 1, 2008, Knutson shall pay to Owner a sum equal to $3,000.00 per day for each day that Substantial Completion of the Work is attained after January 1, 2008.

6.  Change Orders

Change Orders shall be handled as set forth in the General Conditions.

7.  Substantial Completion and Final Acceptance

Substantial Completion and Final Acceptance processes shall be generally handled as set forth in the General Conditions.

8.  Payment

8.1  Contract  Sum; Adjustments to Contract Sum: Owner will pay Knutson for the full and satisfactory completion of the Work, the Contract Sum of $7,450,554.76, or such other sum as may be determined in accordance with Section 6 or Section 5. The Contract Sum is a guaranteed maximum price, subject to adjust as set forth in this Section 8.1 or otherwise as provided in this Contract. The Contract Sum does not include any sales or other tax. If Knutson is, now or in the future, required to collect from Owner or pay any federal, state, local or other tax with respect to all or any part of the Work, then that amount shall be paid by Owner at Knutson’s request, in addition to the Contract sum.

The Parties shall proceed under this Contract in an “open book” manner, meaning that Knutson shall provide Owner with full and complete access and disclosure to its costs of the Work in order for Owner and Knutson to implement and adjustments to the Contract Sum.

Costs of the Work that would cause the Contract Sum to be exceeded shall be paid by Knutson without reimbursement by Owner. Cost savings which would cause the cost of the Work to be less than the Contract Sum shall be split equally between Knutson and Owner on a 50/50 basis, with the exception of the dryer building (building number 8 in Exhibit A) for which costs savings from the costs set forth in the Schedule of Values shall be shared 90% Owner and 10% Knutson.

8.2  Payment Terms; Retainage: Owner shall pay the Contract Sum through any required lumps sum initial Contract payments set forth in Exhibit B and through monthly progress payments in accordance with this Section 8 and Exhibit B. Knutson shall submit Applications for Payment requesting payment for all Work performed as of the date of the Application for Payment. The period covered by an Application for Payment shall be the period represented by the last day of the month immediately proceeding the month in which the Application is submitted through the second to the last day of the month in which the Application for Payment is submitted. The Application for Payment shall be accompanied by all supporting documentation required by the Contract in the form of pay request, and shall include such other documentation as may be reasonably required by Owner’s lender(s).

Each Application for Payment shall be based on the Schedule of Values attached at Exhibit B, which shall allocate the entire Contract Sum among the various portions of the Work. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Owner, the Engineer, or the Architect may require. The Schedule of Values shall be used as a basis for reviewing the Applications for Payment.

Each Application for Payment shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Application.

Five percent (5%) will be retained by Owner from all payments as “Retainage.” The Retainage will be held (on a per building and foundation basis) on all payments made by the Owner to Knutson until Substantial Completion or Final Acceptance, as provided in this Contract. The Retainage is held in part by Owner as security for Knutson’s performance of the Work. Upon achieving Substantial Completion, and upon receipt of approval from Owner’s lenders, Owner shall retain from the Retainage an amount equal to 200% of the reasonable value of all remaining or incomplete items of Work as noted in the Punch List, the Certificate of Substantial Completion, or as previously documented in writing and release to Knutson the remaining Retainage. The entire Retainage is owed to Knutson as the Final Payment once the Work has achieved Final Acceptance, less any liquidated damages.

Notwithstanding anything to the contrary in the foregoing paragraph, Owner will release that portion of the Retainage attributable to the cost of any pre-engineered building supply packages and materials on a per building and foundation basis upon incorporation of such items in full to the applicable building within the Work. Said release of Retainage is contingent upon verification of incorporation into the applicable building within the Work and incompliance with the Contract requirements, including the Project Specifications.

Subject to other provisions of this Contract, the amount of each progress payment shall be computed as follows:

1.               Take that portion of the Contract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Contract Sum allocated to that portion of the Work in the Schedule of Values, less retainage of Five percent (5.00% );

2.               Add that portion of the Contract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction (or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing), less retainage of Five percent (5.00%);

3.               Subtract the aggregate of previous payments made by the Owner; and

4.               Subtract amounts, if any, for which the Owner or Architect has withheld or nullified a Certificate for Payment as provided in Section 9.5 of the General Conditions.

The Application for Payment may request payment for equipment and materials not yet incorporated into the Plant, provided that (i) Owner is satisfied that the equipment and materials are suitably stored at the Site (or another acceptable location if approved in writing in advance by Owner), (ii) the equipment and materials are fully protected by suitable insurance and (iii) upon payment, Owner will receive the equipment and materials free and clear of all liens and encumbrances. Applications for payment may also include the value of incremental progress payments owed by Knutson to vendors of major items of equipment, provided substantiation and documentation for such payments are provided in the Application for Payment.

The Application for Payment shall constitute Knutson’s representation that the Work has been performed consistent with the Contract, has progressed to the point indicated in the Application for Payment, and that title to all Work will pass to Owner free and clear of all claims, liens, encumbrances, and security interests upon the incorporation of the Work into the Plant, or upon Knutson’s receipt of payment, whichever occurs earlier.

If required by Owner, the Application for Payment shall be verified as accurate and notarized and supported by such data substantiating Knutson’s right to payment as Owner or Owner’s lender may reasonably require. Knutson will cooperate with Owner, its representatives and its lenders’ representatives in verifying all Applications for Payment. For each Application for Payment, Knutson shall provide lien waivers for itself for the current Application for Payment and for Subcontractors, Sub-subcontractors, and Design Consultants before Knutson has earned or has the right to receive any payment. All lien waivers shall be provided on a mutually agreed upon form. With the Final Application for Payment, Knutson shall furnish final lien waivers to Owner for all Work furnished by Knutson, Subcontractors, Sub-subcontractors, Design Consultants, and other persons furnishing labor or materials for the Work, as a precondition to Final Payment. This Section shall not limit other obligations of Knutson contained elsewhere to provide lien waivers.

Application for Payment shall not include requests for payment for portions of the Work for which Knutson does not intend to pay a Design Consultant or Subcontractor, unless such Work has been performed by others whom Knutson intends to pay from proceeds received by Knutson.

Owner shall, through Owner’s Representative, sign the Certificate for Payment set forth on the Application for Payment for the full payment applied for, unless it believes that all or any part of such amount is not then due or unless Owners lenders have not approved such payment. If Owner or its lenders believes all or part of the amount requested in the Application for Payment is not then due, Owner shall amend the Certificate for Payment contained therein by indicating the amount, if any, that it believes to be due, and shall sign the certificate as amended and deliver the certificate, together with written notice of Owner’s reasons for certifying less than the whole amount of applied for.

Provided Knutson has properly submitted the Application for Payment to Owner’s Representative with required documentation received not later than the last day of a month, and subject to Owner’s rights to withhold, Owner shall make payments to Knutson not later than the tenth (10th) day of the month next following for all amounts for which Owner, with the approval of Owner’s lenders, has approved for payment. Owner’s payment shall constitute a Certificate for Payment if the Certificate for Payment form is not executed by Owner. If Owner or Owner’s lenders do not certify payment in the amount of the Application, and Knutson and Owner cannot agree on a revised amount within five (5) days of the date of the Certificate for Payment for less than the full amount, then either Party may request a demand for arbitration in accordance with Section 16. In any case, when the reasons stated by Owner or Owner’s lenders for withholding payment of any amount for which an application has been made are removed, in whole or in part, Owner shall immediately issue a Certificate for Payment for the amount withheld and make payment of the amount so certified on or before the date that the next payment is due, but in no case more than thirty (30) days after the date that such Certificate for Payment was due. Knutson shall pay Design Consultants and Subcontractors, in accordance with its contractual obligations to such parties, all the amounts Knutson has received from Owner on account of such parties’ work. Knutson will impose similar requirements on Design Consultants and Subcontractors to pay those parties with whom they have contracted.

8.3  Late Payment: Owner shall pay interest at the rate of Wall Street Prime on all sums past due, not to include those amounts contested in good faith by Owner, which interest shall commence thirty (30) days after payment is due.

8.4  Mechanic’s Lien Waivers and Indemnity: Knutson shall pay promptly for all valid amounts due for all materials, labor and equipment used in or in connection with the performance of this Contract, including those of its subcontractor’s and vendors, when bills or claims become due, and shall indemnify and hold harmless Owner from and against all claims of its subcontractors and vendors for amounts due arising from Knutson’s failure to make any such payments, provided that Owner gives Knutson prompt notice of such claim and cooperates with Knutson in defense of such claim.

8.5  Mechanic’s Liens: Knutson shall keep the Site free and clear of laborer’s, materialmen’s and mechanic’s liens arising out of the performance of the Work for which Owner has made payment. Owner shall promptly notify Knutson in writing of any lien so arising of which it has notice or knowledge. Knutson shall obtain and timely provide to Owner a partial release of lien with respect to any partial or progress payment made to relevant Subcontractors and shall also obtain and timely provide a complete release of lien and general release with respect to any subcontract for which full and final payment is made. In each case, the release of lien may be for an amount less amounts that will be paid from the payment for which such release of lien is requested. Knutson shall promptly pay each Subcontractor upon receipt of payment from Owner of the amount invoiced that is due to such Subcontractor.

8.6  Final Payment: Knutson shall invoice Owner for the final amount due to it under this Contract upon reaching Final Acceptance. Payment of all of the Contract Sum remaining unpaid, and any and all other amounts owing to Knutson under the Contract, shall, unless provided otherwise in Exhibit B, be made within 30 days after Final Acceptance, subject to adjustment for any liquidated damages .

9.     Stop Work and Termination for Cause.

(Sections 2.3 and 2.4 of the General Conditions is superseded by the following provisions)

9.1  Owner’s Right to Stop Work

9.1.1  Owner may, without cause and for its convenience, order Knutson in writing to stop and suspend the Work. Such suspension shall not exceed ninety (90) consecutive days or aggregate more than one hundred fifty (150) days during the duration of the Project.

9.1.2  Knutson is entitled to seek an adjustment of the Contract Price and/or Contract Time(s) if its cost or time to perform the Work has been adversely impacted by any suspension of stoppage of work by Owner not resulting from the fault of Knutson or its Design Consultants, Subcontractors, or others of those for whom Knutson is responsible.

9.2  Owner s Right to Perform and Terminate for Cause

9.2.1  If Knutson (i) persistently fails to provide a sufficient number of skilled workers, (ii) fails to supply the materials required by the Contract, (iii) fails to comply with applicable Legal Requirements, (iv) fails to timely pay, without cause, Design Consultants or Subcontractors, (v) fails to prosecute the Work with promptness and diligence to ensure that the Work is completed by the Contract Time(s), as such times may be adjusted, or (vi) fails to perform other material obligations under the Contract, then Owner, in addition to any other rights and remedies provided in the Contract or by law, shall have the rights set forth in Sections 9.2.2 and 9.2.3 below.

9.2.2  Upon the occurrence of an event set forth in Section 9.2.1 above, Owner may provide written notice to Knutson that it intends to terminate the Agreement unless the problem cited is cured, or commenced to be cured, within seven (7) days of Knutson’s receipt of such notice. If Knutson fails to cure, or reasonably commence to cure, such problem then Owner may give a second written notice to Knutson declaring the Agreement terminated for default.

9.2.3  Upon declaring the Agreement terminated pursuant to Section 9.2.2 above, Owner may enter upon the premises and take possession, for the purpose of completing the Work, of all materials, equipment, scaffolds, tools, appliances and other items thereon, which have been purchased or provided for the performance of the Work, all of which Knutson hereby transfers, assigns and sets over to Owner for such purpose, and to employ any person or persons to complete the Work and provide all of the required labor, services, materials, equipment and other items. In the event of such termination, Knutson shall not be entitled to receive any further payments under the Contract until the Work shall be finally completed in accordance with the Contract. At such time, if the unpaid balance of the Contract Price for Work performed prior to its default exceeds the cost and expense incurred by Owner in completing the Work, such excess shall be paid by Owner to Knutson. Knutson will only be entitled to be paid for Work performed prior to its default. If Owner’s cost and expense of completing the Work exceeds the unpaid balance of the Contract Price, then Knutson shall be obligated to pay the difference to Owner. Such costs and expense shall include not only the cost of completing the Work, but also losses, damages, costs and expense, including attorneys fees and expenses, incurred by Owner in connection with the reprocurement and defense of claims arising from Knutson’s default, subject to the waiver of consequential damages set forth in this Contract.

9.3  Owner’s Right to Terminate for Convenience. Upon written notice to Knutson, Owner may, for its convenience and without cause, elect to terminate this Agreement. In such event, Owner shall pay Knutson for the following:

1.  all Work executed;

2.  the reasonable and documented costs and expenses attributable to such termination, including demobilization costs and amounts due in settlement of terminated contracts with Subcontractors and Design Consultants; and

3.  overhead and profit in the amount of fifteen percent (15%) on the sum of items 1 and 2 above. In no event shall Owner be liable to Knutson for profit or overhead on Work not executed.

9.3.1  If Owner improperly terminates the Agreement for cause, the termination for cause will be converted to a termination for convenience in accordance with the provisions of Section 9.3 of the Contract.

9.4  Knutson’s Right to Stop Work

9.4.1  Knutson may, in addition to any other rights afforded under the Contract or at law, stop work for the following reasons: (1) Owner’s failure to provide financial assurances as required under this Contract; or (2) Owner’s failure to pay amounts properly due, under Knutson’s Application for Payment.

9.4.2  Should any of the events set forth in Section 9.4.1 above occur, Knutson has the right to provide Owner with written notice that Knutson will stop work unless said event is cured within seven (7) days from Owner’s receipt of Knutson s notice. If Owner does not cure the problem within such seven (7) day period, Knutson may stop work. In such case, Knutson shall be entitled to make a claim for adjustment to the Contract Price and Contract Time(s) to the extent it has been adversely impacted by such stoppage.

9.5  Assignments Upon Termination

9.5.1 Upon any termination by either party, to the extent Owner elects to take legal assignment of contracts and purchase orders (including rental agreements) (and Knutson hereby grants to Owner the right to do so), Knutson shall execute and deliver all such documents and take all such actions as Owner may require for the purpose of fully vesting Owner with the rights and benefits of Knutson under such contracts and purchase orders. Knutson, and not Owner, shall remain liable for all obligations under those contracts and purchase orders preceding the later of the date of termination or the effective date of the assignment. The effective date of the assignment shall be the date designated by Owner as the effective date of the assignment.

9.6  Knutson s Right to Terminate for Cause

9.6.1  Knutson, in addition to any other rights and remedies provided in the Contract or by law, may terminate the Agreement for cause for the following reasons: (1) the Work has been stopped for ninety (90) consecutive days, because of court order, any government authority having jurisdiction over the Work, or orders by Owner under Section 9.1.1 hereof, provided that such stoppages are not due to the acts or omissions of Knutson or anyone for whose acts Knutson may be responsible; (2) Owner’s failure to provide Knutson with any information, permits or approvals that are Owner s responsibility under the Contract which result in the Work being stopped for ninety (90) consecutive days, even though Owner has not ordered Knutson in writing to stop and suspend the Work pursuant to Section 9.1.1 hereof; (3) Owner’s failure to cure the problems set forth in Section 9.4.1 above within ten (10) days after Knutson has stopped the Work.

9.6.2  Upon the occurrence of an event set forth in Section 9.6.1 above, Knutson may provide written notice to Owner that it intends to terminate the Agreement unless the problem cited is cured, or commenced to be cured, within seven (7) days of Owner’s receipt of such notice. If Owner fails to cure, or reasonably commence to cure, such problem, then Knutson may give a second written notice to Owner of its intent to terminate within an additional seven (7) day period. If Owner, within such second seven (7) day period, fails to cure, or reasonably commence to cure, such problem, then Knutson may declare the Agreement terminated for default by providing written notice to Owner of such declaration. In such case, Knutson shall be entitled to recover in the same manner as if Owner had terminated the Agreement for its convenience under Section 9.3.

9.7  Bankruptcy of Owner or Knutson

9.7.1  If either Owner or Knutson institutes or has instituted against it a case under the United States Bankruptcy Code (such party being referred to as the Bankrupt Party), such event may impair or frustrate the Bankrupt Party’s ability to perform its obligations under the Contract. Accordingly, should such event occur: (1) the Bankrupt Party, its trustee or other successor, shall furnish, upon request of the non-Bankrupt Party, adequate assurance of the ability of the Bankrupt Party to perform all future material obligations under the Contract, which assurances shall be provided within ten (10) days after receiving notice of the request; and (2) the Bankrupt Party shall file an appropriate action within the bankruptcy court to seek assumption or rejection of the Agreement within sixty (60) days of the institution of the bankruptcy filing and shall diligently prosecute such action. If the Bankrupt Party fails to comply with its foregoing obligations, the non-Bankrupt Party shall be entitled to request the bankruptcy court to reject the Agreement, declare the Agreement terminated and pursue any other recourse available to the non-Bankrupt Party under this Article 9.

9.7.2  The rights and remedies under Section 9.7.1 above shall not be deemed to limit the ability of the non-Bankrupt Party to seek any other rights and remedies provided by the Contract or by law, including its ability to seek relief from any automatic stays under the United States Bankruptcy Code or the right of Knutson to stop Work under any applicable provision of these General Conditions of Contract.

10.  Safety and Security

10.1  Premises: Knutson will keep the premises clean and free from rubbish caused by performance of the Work and will insure that its subcontractors do likewise. At completion of the Work, Knutson shall leave the premises clean of all debris resulting from performance of the Work. Knutson shall provide dumpsters for disposal of material and Knutson shall be responsible to insure that the proper material is placed in the appropriate dumpster. Knutson shall provide the Plant in a clean condition upon the completion of the Work.

10.2  Security: During construction and installation of the Work, Knutson will use reasonable means to protect the Work and all Equipment and materials to be used in connection with the Work and located on the Work site safe from injury or defacement, within the defined battery limits, and all equipment owned or leased by Knutson or any of its subcontractors, and all other equipment and goods of any kind located at the Plant site for the purpose of performing the Work.

10.3  Knutson’s Responsibility for Plant Safety.

10.3.1  Knutson recognizes the importance of performing the Work in a safe manner so as to prevent damage, injury or loss to (i) all individuals at the Site, whether working or visiting, (ii) the Work, including materials and equipment incorporated into the Work or stored on-Site or off-Site, and (iii) all other property at the Site or adjacent thereto. Knutson assumes responsibility for implementing and monitoring all safety precautions and programs related to the performance of the Work. Knutson shall, prior to commencing construction, designate a Safety Representative with the necessary qualifications and experience to supervise the implementation and monitoring of all safety precautions and programs related to the Work. Unless otherwise required by the General Conditions, Knutson’s Safety Representative shall be an individual stationed at the Site who may have responsibilities on the Plant in addition to safety. The Safety Representative shall make routine daily inspections of the Site and shall hold weekly safety meetings with Knutson’s personnel, Subcontractors and others as applicable.

10.3.2  Knutson and Subcontractors shall comply with all Legal Requirements relating to safety, as well as any Owner-specific safety requirements set forth in the Contract, provided that such Owner-specific requirements do not violate any applicable Legal Requirement. Knutson will immediately report in writing any safety-related injury, loss, damage or accident arising from the Work to Owner’s Representative and, to the extent mandated by Legal Requirements, to all government or quasi-government authorities having jurisdiction over safety-related matters involving the Plant or the Work.

10.3.3  Knutson’s responsibility for safety under this Section 10.3 is not intended in any way to relieve Subcontractors and Sub-Subcontractors, or Owner and its contractors, of their own contractual and legal obligations and responsibility for (i) complying with all Legal Requirements, including those related to health and safety matters, and (ii) taking all necessary measures to implement and monitor all safety precautions and programs to guard against injury, losses, damages or accidents resulting from their performance of the Work.

10.3.4  Subsequent to Start-up of the Plant, Knutson shall comply with Owner’s Safety Policy, Knutson’s safety policy or applicable Legal Requirements, whichever shall be the more stringent.

10.4  Compliance with OSHA and Similar Laws and Regulations: Owner shall at all times be solely responsible for compliance with the Occupational Safety and Health Act (“OSHA”), and any similar state laws or regulations, with respect to its own employees. Knutson shall be solely responsible for compliance with OSHA, and any similar state laws or regulations, with respect to its own employees and will require the same of its Subcontractors. In particular, but without limitation, Knutson shall be responsible for claims made by any of its or its Subcontractor employees, whether against Owner or Knutson by reason of any personal injury or death which results from a violation of any such law or regulation.

11.  Project Execution

11.1  Knutson’s Representative: Knutson’s Project Manager and Knutson’s Site Manager shall be reasonably available to Owner and shall have the necessary expertise and experience required to supervise the Work. Knutson’s Project Manager and Knutson’s Site Manager shall communicate regularly with Owner. Knutson’s Project Manager shall represent Knutson, and written communications given to Knutson’s Project Manager shall be as binding as if given to Knutson itself. All communications to Knutson’s Project Manager or Site Manager by Owner shall be confirmed in writing upon request by Knutson. The name, title, address, telephone numbers, and e-mail addresses of Knutson’s Project Manager and Knutson’s Site Manager shall be provided to Owner’s Representative within ten (10) days of the date of this Contract.

11.2  Owner Representative: Owner will have at all times during the progress of the Work, a competent representative (“Owner’s Representative”) assigned to the Work. Owner’s Representative shall represent Owner, and written communications given to Owner’s Representative shall be as binding as if given to Owner itself. Owner shall have its Owner’s

Representative on site, or available within 24 hours, at all times during the progress of the Work. Set forth below is the name, title, address, telephone numbers and e-mail address of Owner’s Representative:

Owners Representative

Kelly Longtin, CEO

Otter Tail Ag Enterprises, LLC

1220 North Tower Road, Suite 201

Fergus Falls, MN 56537

(218) 998-4301 office

(218) 998-4302 fax

Kelly.longtin@yahoo.com

(320) 760-0505

11.3  Project Reviews and Approvals:

11.3.1  Reviews: Knutson will, as appropriate, and additionally upon Owner’s request, issue a Project progress schedule to Owner. Knutson shall participate in reviews of the progress of the Work at the site at Owner’s request as set forth in the General Conditions and the Project Specifications. Owner may review and comment on any plan, drawing or specification, that Knutson delivers to Owner. No review or comment made by Owner shall result in Owner’s being deemed to have assumed any responsibility for any of the Work. Knutson shall attempt to incorporate Owner’s comments where it can do so without increasing Knutson’s cost, the time required for performance, or any of its other obligations, but Knutson shall have no obligation to suspend work to allow time for review and comment except as provided in the Schedule, or to incorporate any of Owner’s comments except as required in order to comply with Knutson’s obligations under the Contract, or as agreed under Section 6 above.

Knutson shall provide Owner with monthly status reports detailing the progress of the Work, including whether (i) the Work is proceeding according to schedule, (ii) discrepancies, conflicts, or ambiguities exist in the Contract that require resolution, (iii) health and safety issues exist in connection with the Work or the Site, and (iv) other items require resolution so as to not jeopardize Knutson’s ability to complete the Work for the Contract Sum and within the Schedule.

11.4  Subcontractors and Vendors:

11.4.1  Notice of Subcontractor Selection: Knutson shall, as soon as practicable after award of the Contract, furnish in writing to Owner the names of all Subcontractors or Sub-subcontractors (including those who are to furnish materials or equipment fabricated to a special design) proposed to complete any portion of the Work. Owner acknowledges that Knutson, particularly on large or fast-track projects, may not make final selection of some subcontractor or vendors until later in the project, and that Knutson has the right to select subcontractors and vendors as long as the selection would not result in failure to satisfy the requirements of this Contract. The subcontracting, or sub-subcontracting, of any portion of the Work shall not relieve Knutson of responsibility for performance of the Work as provided herein. Notwithstanding the foregoing, Knutson shall have the right to subcontract such portions of the Work as it shall determine to be necessary to others which, in turn, shall have the right to subcontract such portions of the Work assigned to them, if any, as they shall deem necessary.

11.5  Cooperation with Owner’s Lender. Knutson agrees to cooperate at all times as reasonably requested by Owner and any lender or assignee of Owner and their respective agents and representatives in performance of this Contract. Knutson shall sign any document reasonably required by Owner in order to satisfy all lenders or investors providing sources of funds for construction of the Plant. Owner may assign its interest to one or more lenders or financial institutions or investors, providing sources of funds for construction of the Plant, at any time, provided that the party taking the assignment can supply payment assurances acceptable to Knutson.

12.  Warranty

12.1  Equipment Warranties: Knutson warrants to Owner that the Work, including all materials and equipment furnished as part of the Work, will be completed in compliance with the Project Specifications, shall be new (unless otherwise specified in the Project Specifications), of good quality, in conformance with the Contract, fit for their intended purpose, and free of defects in materials and workmanship. Knutson’s warranty obligation excludes defects caused by abuse, alterations, or failure to maintain Work by persons other than Knutson or anyone for whose acts Knutson may be liable. Knutson shall, for the protection of Owner, assign to Owner all warranties and guarantees supplied by all vendors and subcontractors from who it procured goods or services incorporated into the Project. In addition, Knutson warrants to Owner that the Equipment will be free from mechanical defects, structural defects and defects in material and workmanship. Nothing in this warranty is intended to limit any manufacturer’s warranty which provides Owner with greater warranty rights than set forth in this Section 12.1 or the Contract.

12.2  Services: Knutson warrants that the services provided in connection with the Work will be provided with reasonable skill and care of the type normally exercised by other providers of such services under similar circumstances. Knutson shall not have any obligation or liability for failures or defects due to ordinary wear and tear, corrosion or erosion, or as a result of improper operation, improper maintenance or operating conditions more severe than, or different from, those contemplated in the original design of the Work.

12.4  Notice of Warranty Claim: Owner shall notify Knutson of any defect covered by the warranties set forth in Section 12, and shall notify Knutson in writing of any defect covered by any other warranty within sixty (60) Days after discovering such defect,

12.5  Correction of Defective Work:

12.5.1  Knutson agrees to correct any Work that is found not to be in conformance with the Contract, including that part of the Work subject to Section 12.1 hereof.

12.5.2  Knutson shall, within two (2) days of receipt of written notice from Owner that the Work is not in conformance with the Contract, take meaningful steps to commence correction of such nonconforming Work, including the correction, removal or replacement of the nonconforming Work and any damage caused to other parts of the Work affected by the nonconforming Work. If Knutson fails to commence the necessary steps within such two (2) day period or to complete the necessary steps as soon as possible, Owner, in addition to any other remedies provided under the Contract, may provide Knutson with written notice that Owner will commence correction of such nonconforming Work with its own forces. If Owner does perform such corrective Work, Knutson shall be responsible for all reasonable costs incurred by Owner in performing such correction. If the nonconforming Work creates an emergency requiring an immediate response, the two (2) day periods identified herein shall be deemed inapplicable and Knutson shall commence correction immediately.

12.5.3  Section 12.5.1 and 12.5.2 above applies only to Knutson’s obligation to correct nonconforming Work and is not intended to constitute a limitation for any other rights or remedies Owner may have regarding Knutson’s other obligations under the Contract.

12.5.4  Knutson shall be responsible for collecting, identifying and collating the following materials, and shall deliver four (4) copies to Owner at least sixty (60) days prior to the date Knutson is required to achieve Substantial Completion: (1) complete equipment diagrams, operating instructions, maintenance manuals, parts lists, tests and balance reports, inspection reports, guarantees and warranties, as applicable, for each piece of fixed equipment furnished under this Contract, together with specific information regarding manufacturer’s name and address, nearest distributor, service representative’s name, address, office phone number, make and model numbers, operating designs and characteristics, and the like. These materials shall be supplied in a ring binder, hardcover books, properly indexed for easy reference (organized according to Construction Specifications Institute Masterformat); (2) name and address of all Subcontractors and Sub-Subcontractors (including equipment and material suppliers), together with their respective areas of work, materials, or equipment furnished; (3) complete operating instructions for each equipment system; (4) complete parts lists, together with recommended spare parts for each type and model of equipment installed; (5) complete list of all materials and equipment utilized, together with the respective location in the Work; (6) a complete set of record drawings, in both electronic format (.dwg files) and black-lined drawings (D-size).

13.  Transfer of Title and Risk of Loss

Title to, and risk of loss of, the Work or any part thereof and all materials and components used, or to be used in the Plant, shall pass to Owner upon acceptance of Substantial Completion. This provision, however, shall in no case be deemed to alter any of the rights or obligations of any party under any insurance policy provided under this Contract, or any waiver of subrogation set forth in Section 14 below.

14.  Insurance; Bonds

14.1  Required Insurance: Each Party shall carry the insurance coverage described in General Conditions.

14.2  Adjustment of Loss: Any loss insured under property or builders risk insurance required under this Section 14 shall be adjusted by the insurance carrier with the insured as fiduciary for the other party or parties whose interests are insured thereunder as their interests may appear, and the insured shall pay the proceeds due to them promptly. The insured shall bear the costs of the deductible, if any, under such policy.

14.3  Certificates of Insurance: Before commencing the Work, Knutson and Owner shall each furnish the other with certificates evidencing the coverage required under this Article 14 from the insurance company or companies carrying the aforesaid coverage. These certificates will provide that the policies may not be amended or terminated unless at least thirty (30) days prior written notice is given to Owner and Knutson. Failure of either Party to demand any such certificate prior to commencement of the Work shall not, however, be deemed to relieve any Party of its obligation to carry such insurance.

14.4  Approval of the insurance by Owner shall not relieve or decrease the liability of Knutson. Owner does not in any way represent that the insurance or the limits of insurance specified in these articles are sufficient or adequate to protect Knutson’s interests or liabilities, but are minimums.

14.5  Performance Bond and Payment Bond: Knutson shall provide the following performance bond and labor and material payment bond or other performance security: A Performance Bond and Labor and Material Payment Bond in the amount of the Contract Sum.

14.5.1  At its sole cost and expense, Knutson shall furnish a Performance Bond and Labor and Material Payment Bond on standard AIA forms, complying with the following specific requirements:

14.5.1.1  Bond shall be executed by a surety, licensed in the State of Minnesota, with a rating of no less than A/XII in the Best’s Insurance Guide, and shall remain in effect for a period of not less than one (1) years following the date of Substantial Completion or the time required to resolve any items of incomplete Work and the payment of any disputed amounts, whichever time period is longer.

14.5.1.2  The Performance Bond and the Labor and Material Payment Bond shall each be in amount equal to the Contract Sum and all subsequent increases.

14.5.1.3  Knutson shall require the attorney in fact who executes the required bonds on behalf of the Surety to affix thereto a certified and current copy of his power of attorney indicating the monetary limit of such power.

14.5.1.4  Every Bond must display the surety’s bond number. A rider including the following provisions shall be attached to each bond: (i) The Surety hereby agrees that it consents to and waives notice of any addition, alteration, omission, change, or other modifications of the Contract. Any addition, alteration, change, extension of time, or other modification of the Contract, or a forbearance on the part of either Owner or Knutson to the other, shall not release the Surety of its obligations hereunder, and notice to the Surety of such matters is hereby waived; and (ii) The Surety agrees that it is obligated under the bonds to any successor, grantee, or assignee of Owner.

14.5.2  Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Agreement, Knutson shall promptly furnish a copy of the bonds or shall permit a copy to be made.

14.5.3  Knutson shall keep the surety informed of the progress of the Work and, where necessary, obtain the surety s consent to, or waiver of, (i) notice of changes in the Work; (ii) request for reduction or release of retention; (iii) request for final payment; and (iv) any other item required by the surety. Owner shall be notified by Knutson, in writing, of all communications with the surety. Owner may, in Owner s sole discretion, inform the surety of the progress of the Work and obtain consents as necessary to protect Owner’s rights, interests, privileges, and benefits under and pursuant to any bond issued in connection with the Work.

15.  Indemnity (Section 3.18.1 is superseded by Section 15.1 below)

15.1  Indemnity by Knutson for Personal Injury and Property Damage:   Knutson shall indemnify and hold harmless Owner and its agents and employees from and against all claims made by a third party for any, damages, losses and expenses, including, but not limited to attorney’s fees, arising out of or resulting from Knutson’s conduct, performance of the Work, or failure to perform the Work, provided that any such damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Plant, Equipment or the Work itself) including loss of use, and is caused in whole or in part by any act or omission of Knutson, Subcontractors, Subsubcontracts, Design Consultants, or anyone for whose acts any of them may be liable.  In the event that any such damage, loss or expense was caused in part by Owner or by any other person or entity, however, then Knutson shall be obliged to pay only the portion of the damage, loss or expense, including reasonable attorney’s fees as is attributable to its relative share of the negligence or omission which caused such damage, loss or expense.

Knutson’s indemnity obligations set forth in this Section 15.1 shall not be limited by any limitation in the amount of damages, compensation, or benefits payable by or for Knutson, its design consultants, Subcontractors or other entity under any employee benefit acts, including Worker’s Compensation and disability acts in instances where an employee of any of them, or anyone for whose acts may be liable, has a claim against Owner, its lenders, officers, directors, employees, or agents.

15.2  To the fullest extent permitted by law and without limiting any other indemnification obligations of Knutson, Knutson shall indemnify and defend Owner, its officers, directors, assigns, lenders, agents, and employees from any claims, liens, charges (including attorneys’ fees) or encumbrances (including but not limited to mechanic’s and materialmen’s liens or bond claims) arising out of or in connection with the performance of the Work except to the extent caused by the uncured failure of Owner to make payment when required by the Contract or Owner’s misconduct or breach of contract. Owner shall be entitled to recover from Knutson all costs and expenses incurred in enforcing this provision, including attorneys’ fees. In the event that any such damage, loss or expense was caused in part by Owner or by any other person or entity, however, then Knutson shall be obliged to pay only the portion of the damage, loss or expense, including reasonable attorneys’ fees as is attributable to its relative share of the negligence or omission which caused such damage, loss or expense.

Upon request of Owner (provided that Knutson does not have an uncured breach), Knutson shall within 60 days remove any liens filed against Owner or its property. If  Mechanical fails to do so, Owner is authorized by Knutson to remove or satisfy any such liens, and Knutson shall pay to Owner all costs and damages incurred by Owner to do so, including attorneys fees.

Notwithstanding anything in this Contract to the contrary, but without limiting Knutson’s indemnification and other obligations to Owner as stated in this Contract, Knutson shall have the right to contest and dispute any lien which Knutson believes, in good faith, is unjustified or overstated, provided that Knutson contests the same or the validity thereof  by appropriate and expeditious legal proceedings which operate to prevent the imposition or foreclosure of the lien so contested, provided that Knutson, prior to the date of any such contest, has given such security as may be required by law, including the provision for removing a contested lien as set forth in Minn. Stat. § 514.10 to remove a contested lien from the Owner’s property and to permit Knutson to contest the lien claim. Knutson shall give prompt notice to Owner of any such contests. Any such contests shall be prosecuted with due diligence and Knutson must, promptly after final determination thereof, comply with and pay the result determined, together with all interest and penalties, if any, which may be payable therewith and further will indemnify and hold harmless the Owner against all losses in connection therewith.

15.3  Conditions to Indemnity: The indemnities set forth in Sections 15.1 and 15.2 above are valid only if (a) Owner gives notice of any claim or lawsuit for which it claims indemnity within a time reasonable for Knutson to contest such claim,
(b) Owner cooperates fully and promptly with Knutson in the defense thereof at Owner’s expense for all items related to such defense for time of witnesses who are employees of Owner, costs related to travel, production of documents, fees for any counsel it elects to assist it in addition to counsel appointed by Knutson for defense of the claim, and (c) Knutson has full authority in defense of such lawsuit or claim and to settle such claim, provided that, it pays to Owner the cost, if any, of any change in operations resulting from such settlement.

16.  Dispute Resolution

The dispute resolutions provisions of the General Conditions shall be applicable, as modified in this Section 16. Any dispute resolution proceedings shall be held at St. Cloud, Minnesota, or such other place as may be mutually agreed to by the Parties.

17.  Force Majeure

No delay in, or failure of, performance by either Party under this Contract will constitute default hereunder or give rise to any claim for damages if and to the extent caused by an occurrence such as acts of governmental authority, acts of God, strikes or other concerted acts of workmen, fire, flood, explosions, riots, war, rebellion or sabotage.

18.  General Provisions

18.1  Assignment: Neither Knutson nor Owner shall assign or transfer its duties or obligations hereunder without the prior written consent of the other. Knutson hereby consents to Owner collaterally assigning this Contract and its rights hereunder to one or more lenders or other sources of financing as necessary for Owner to obtain and secure financing to construct and operate the Plant. This Contract shall be binding upon and shall inure to the benefit of the Parties and the successors and permitted assigns of Owner and Knutson.

18.2  Entire Contract; Waiver; Amendment: These General Conditions and the attached Exhibits constitute the full and complete contract between the parties hereto with respect to the subject matter hereof. There are no statements, agreements, understandings, representations or trade customs of any kind, express or implied, concerning the subject matter which are not merged herein or superseded hereby. A waiver of any of the terms of this Contract shall not bind either party unless signed by one of its duly authorized representatives. Waiver by either Party of any default by the other party hereunder shall not be deemed a waiver by such Party of any default by the other which may occur thereafter. This Contract may only be modified or amended by an agreement in writing executed by both Parties hereto.

18.3  Governing Law; Juridiction; Venue: The validity, performance, construction and effect of this Contract shall be governed by the laws of the state of Minnesota, without regard to choice of law or conflict of law provisions. Each Party consents to the state courts of Minnesota, Otter Tail County, as the exclusive jurisdiction and venue to determine any non-arbitral disputes. The parties waive any argument or objection to such jurisdiction and venue and hereby agree that such jurisdiction and venue are mutually convenient.

18.4  Notices: All notices provided for herein will be considered as properly given if in writing and delivered personally or, by fax or sent properly addressed, postage pre-paid:

If to Knutson, to:	Knutson Construction Services
1907 2nd Street Southwest
Rochester, MN 55902
	Attn:	Trevor Westrom
Dave Bastyr

If to Owner, to:	Otter Tail Ag Enterprises, LLC
1220 North Tower Road, Suite 201
Fergus Falls, MN 56537
	Attn:	Jerry Larson, President

Notices shall be deemed effective upon actual receipt, or in the case of posting in the U. S. mail, on the fourth Day after mailing.

18.5  Survival: All warranties and representations of the parties, and those provisions of this Contract necessary to implement such, shall survive termination of this Contract.

18.6  Third Parties: The Parties agree that this Contract is not intended by either Party to give any benefits, rights, privileges, actions or remedies to any person, partnership, firm or corporation (other than a Party or its permitted assignee) as a third party beneficiary under any theory of law.

18.7  Equal Bargain and Representation: The Parties have participated jointly in the negotiations and drafting of this Contract. In the event that an ambiguity or question of intent or interpretation arises, this Contract shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Each of the Parties acknowledges that it has been represented by legal counsel of its own choice throughout all negotiations, preparation, review and execution of this Contract, and that each Party has executed this Contract voluntarily and with the consent and on the advice of any such legal counsel. In entering into this Contract, each Party has undertaken such factual inquiry as it has deemed necessary and has relied solely on that inquiry and not on statements or representations of the other Party.

18.8  Time Bar to Legal Action: All legal actions by Owner or by Knutson arising out of or in any way connected with this Contract or the services to be performed hereunder shall be barred and under no circumstances shall any such legal action be initiated by Owner or by Knutson three (3) years after the date of Final Acceptance, unless this Contract shall be terminated earlier, as provided herein, in which case the date of termination of this Contract shall be the date on which such period shall commence.

[SIGNATURE PAGE TO OTTER TAIL AG ENTERPRISES, LLC CONSTRUCTION
MANAGEMENT SERVICES CONTRACT]

IN WITNESS WHEREOF, the parties hereto have executed this Contract on the 3 day of November, 2006.

Owner:

OTTER TAIL AG ENTERPRISES, LLC

By	/s/ Jerry Larson
Jerry Larson
Its President

[SIGNATURE PAGE TO OTTER TAIL AG ENTERPRISES, LLC CONSTRUCTION
SERVICES MANAGEMENT CONTRACT]

IN WITNESS WHEREOF, the parties hereto have executed this Contract on the 3 day of November, 2006.

KNUTSON CONSTRUCTION SERVICES

By	/s/ Michael J. Larson
Michael J. Larson
Its	Chief Estimator

36

Exhibit B Commercial Terms

Construction Services Management Contract

Otter Tail Ag Enterprises, LLC

Exhibit B Commercial Terms

EXHIBIT B
COMMERCIAL TERMS

B.1    PRICE

B.2    PAYMENT MILESTONES SCHEDULE OF VALUES

B-1

B.1     PRICE

Contract Sum $7,450,544.76, subject to adjustment as set forth in Section 8 of the Contract.

B.2.    PAYMENT TERMS

In addition to the terms set forth in the Contract, the Contract Sum shall be paid as follows:

Construction and Equipment Procurement	Construction payments to be paid based on schedule of values and milestones to be mutually agreed upon and included in Exhibit B.2

B-2

BUILDING:  OTAE Ethanol Plant

LOCATION:  Ottertail Ag Enterprises

ENGINEER:  Interstate Engineering

SUBJECT:  Schedule of Values

EXHIBIT B

DESCRIPTION	TOTAL

Division #1 General Conditions	661332
Division #2 Site/Earthwork	342898
Division #3 Concrete	3829638
Division #4 Masonry	35000
Division #5 Metals	30000
Division #6 Carpentry	70000
Division #7 Thermal/Moisture Protection	75000
Division #8 Doors & Windows	80000
Division #9 Finishes	130000
Division #10 Specialties	10000
Division #11 Equipment	0
Division #12 Furnishings	0
Division #13 Special Construction	2091686
Division #14 Conveying Systems	0
Division #15 Mechanical	60000
Division #16 Electrical	35000

TOTAL	7450554

1

EXHIBIT C
PROJECT SCHEDULE

1.      PROJECT SCHEDULE

The Project Schedule is based on a Notice To Proceed received not later than ten (10) days after November 1, 2006. Substantial Completion for the Work is scheduled to be not later than January 1, 2008, with Final Completion to be not later than February 1, 2008

The attached Exhibit C provides a Summary Project Schedule which is incorporated into and made part of this Exhibit and the Contract by reference.

C-1

TABLE 1020 – 1 SCHEDULE FOR BUILDING CONSTRUCTION

Bldg # l	Main Process Building

Construction of foundations and floors and tank pads to begin in Spring 2007 as weather permits. Erection of building is to take place after process tanks and large equipment is set. Expected time for commencement of building erection is September 1, 2007.

Bldg # 2	Maintenance Building	To be constructed early in the process. Bid package includes add alternate for winter construction

Bldg # 3	Fermentation	Same schedule as Bldg # 1 Main Process Building

Bldg # 4	Cooling Tower Pump Building	To commence for completion by September 1, 2007 to be ready for installation of pumps, controls and piping. Construction of this building need not be delayed for installation of equipment

Bldg # 5	Motor Control Center	To commence for completion by September 1 to be ready for installation of MCC’s , conduits and wiring. Construction of this building need not be delayed for installation of equipment

Bldg # 6	Boiler Building	To commence for completion by October 1, 2007 to be ready for installation of Boilers, controls and appurtenances. Construction of this building need not be delayed for installation of equipment

Bldg # 7	Administration Building	Separate Bid Package – independent of buildings for ethanol production.

Bldg # 8	Dryer Building

Construction of foundations and floors and tank pads to begin in Spring 2007 as weather permits. Erection of  building is to take place after dryers are set. Expected time for commencement of building erection is October 2007.

Bldg # 9	DDGS Building	To be constructed early in the process. Bid package includes add alternate for winter construction

Bldg # 10	Fire Suppression Building	To commence for completion by October 1, 2007 to be ready for installation of Pumps controls and appurtenances. Construction of this building need not be delayed for installation of equipment

Bldg # ll	DD & E	Construction of foundations and floors and tank pads to begin in Spring 2007 as weather permits. Erection of building is by others.

Bldg # 12	WDGS	To be available for use prior to start up as the process start up may precede the start up of the dryers.

Tanks	Numerous

Exterior tank foundations – all to be completed by _August 1, 2006 to allow for erection and painting of tank shell by December 1, 2007. The Fermenter foundations and MPB foundations need to be completed by July 1, 2007.

	Cooling Tower Foundation	Foundation to be completed and ready for erection of cooling towers and piping by September 1, 2007.

TABLE 1020-2 SCHEDULE FOR GRADING CONSTRUCTION

Building	Description	Sub-grade Completion Schedule
Bldg #l	Main Process Building	November 22, 2006
Bldg #2	Maintenance Building	November 10, 2006
Bldg #3	Fermentation	November 22, 2006
Bldg #4	Cooling Tower Pump Building	June 15, 2007
Bldg #5	Motor Control Center	June 15, 2007
Bldg #6	Boiler Building	June 15, 2007
Bldg #7	Administration Building	June 15, 2007
Bldg #8	Dryer Building	June 15, 2007
Bldg #9	DDGS Building	November 10, 2006
Bldg #10	Fire Suppression Building	June 15, 2007
Bldg #11	DD&E	November 10, 2006
Bldg #12	WDGS	June 15, 2007
Tanks	Numerous	June 15, 2007
	Cooling Tower Foundation	June 15, 2007

EXHIBIT D

GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION

Attached as Exhibit D are the “General Conditions of the Contract for Construction,” American Institute of Architects Document A201™,  1987 Edition, which constitute the General Conditions of the Contract, as modified by the supplementary conditions described in the Project Manual attached as Exhibit A (Section C-02).

D-1

THE AMERICAN INSTITUTE OF ARCHITECTS

AIA Document A201

General Conditions of the Contract

for Construction

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION

WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS MODIFICATION

1987 EDITION

TABLE OF ARTICLES

1.	GENERAL PROVISIONS

2.	OWNER

3.	CONTRACTOR

4.	ADMINISTRATION OF THE CONTRACT

5.	SUBCONTRACTORS

6.	CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

7.	CHANGES IN THE WORK

8.	TIME

9.	PAYMENTS AND COMPLETION

10.	PROTECTION OF PERSONS AND PROPERTY

11.	INSURANCE AND BONDS

12.	UNCOVERING AND CORRECTION OF WORK

13.	MISCELLANEOUS PROVISIONS

14.	TERMINATION OR SUSPENSION OF THE CONTRACT

This document has been approved and endorsed by the Associated General Contractors of America.

Copyright 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, ©1987 by The American Institute of Architects, 1735 New York Avenue, N.W., Washington, D C, 20006 Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecutions

AIA DOCUMENT A201 • GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION • FOURTEENTH EDITION AIA® • © 1987 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N W., WASHINGTON, D C 20006	A201-1987

1

INDEX

Acceptance of Nonconforming Work	9.6.6, 9.9.3, 12.3
Acceptance of Work	9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3
Access to Work	3.16, 6.2.1, 12.1
Accident Prevention	4.2.3, 10
Acts and Omissions	3.2.1, 3.2.2, 3.3.2, 3.12.8, 3.18, 4.2.3, 4.3.2, 4.3.9, 8.3.1, 10.1.4, 10.2.5, 13.4.2, 13.7, 14.1
Addenda	1.1.1, 3.11
Additional Cost, Claims for	4.3.6, 4.3.7, 4.3.9, 6.1.1, 10.3
Additional Inspections and Testing	4.2.6, 9.8.2, 12.2.1, 13.5
Additional Time, Claims for	4.3.6, 4.3.8, 4.3.9, 8.3.2
ADMINISTRATION OF THE CONTRACT	3.3.3, 4, 9.4, 9.5
Advertisement or Invitation to Bid	1.1.1
Aesthetic Effect	4.2.13, 4.5.1
Allowances	3.8
All-risk Insurance	11.3.1.1
Applications for Payment	4.2.5, 7.3.7, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.8.3, 9.10.1, 9.10.3, 9.10.4, 11.1.3, 14.2.4
Approvals	2.4, 3.3.3, 3.5, 3.10.2, 3.12.4 through 3.12.8, 3.18.3, 4.2.7, 9.3.2, 11.3.1.4, 13.4.2, 13.5
Arbitration	4.1.4, 4.3.2, 4.3.4, 4.4.4, 4.5, 8.3.1, 10.1.2, 11.3.9, 11.3.10
Architect	4.1
Architect, Definition of	4.1.1
Architect, Extent of Authority	2.4, 3.12.6, 4.2, 4.3.2, 4.3.6, 4.4, 5.2, 6.3, 7.1.2, 7.2.1, 7.3.6, 7.4, 9.2, 9.3.1, 9.4, 9.5, 9.6.3, 9.8.2, 9.8.3, 9.10.1, 9.10.3, 12.1, 12.2.1, 13.5.1, 13.5.2, 14.2.2, 14.2.4
Architect, Limitations of Authority and Responsibility	3.3.3, 3.12.8, 3.12.11, 4.1.2, 4.2.1, 4.2.2, 4.2.3, 4.2,6, 4.2.7, 4.2.10, 4.2.12, 4.2.13, 4.3.2, 5.2.1, 7.4, 9.4.2, 9.6.4, 9.6.6
Architect’s Additional Services and Expenses	2.4, 9.8.2, 11.3.1.1, 12.2.1, 12.2.4, 13.5.2, 13.5.3, 14.2.4
Architect’s Administration of the Contract	4.2, 4.3.6, 4.3.7, 4.4, 9.4, 9.5
Architect’s Approvals	2.4, 3.5.1, 3.10.2, 3.12.6, 3.12.8, 3.18.3, 4.2.7
Architect’s Authority to Reject Work	3.5.1, 4.2.6, 12.1.2, 12.2.1
Architect’s Copyright	1.3
Architect’s Decisions	4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.3.2, 4.3.6, 4.4.1, 4.4.4, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2, 9.4, 9.5.1, 9.8.2, 9.9.1, 10.1.2, 13.5.2, 14.2.2, 14.2.4
Architect’s Inspections	4.2.2, 4.2.9, 4.3.6, 9.4.2, 9.8.2, 9.9.2, 9.10.1, 13.5
Architect’ s Instructions	4.2.6, 4.2.7, 4.2.8, 4.3.7, 7.4.1, 12.1, 13.5.2
Architect’s Interpretations	4.2.11, 4.2.12, 4.3.7
Architect’s On-Site Observations	4.2.2, 4.2.5, 4.3.6, 9.4.2, 9.5.1, 9.10.1, 13.5
Architect’s Project Representative	4.2.10
Architect s Relationship with Contractor	1.1.2, 3.2.1, 3.2.2, 3.3.3, 3.5.1, 3.7.3, 3.11, 3.12.8, 3.12.11, 3.16, 3.18, 4.2.3, 4.2.4, 4.2.6, 4.2.12, 5.2, 6.2.2, 7.3.4, 9.8.2, 11.3.7, 12.1, 13.5
Architect s Relationship with Subcontractors	1.1.2, 4.2.3, 4.2.4, 4.2.6, 9.6.3, 9.6.4, 11.3.7
Architect s Representations	9.4.2, 9.5.1, 9.10.1
Architect’ s Site Visits	4.2.2, 4.2.5, 4.2.9, 4.3.6, 9.4.2, 9.5.1, 9.8.2, 9.9.2, 9.10.1, 13.5
Asbestos	10.1
Attorneys’ Fees	3.18.1, 9.10.2, 10.1.4
Award of Separate Contracts	6.1.1
Award of Subcontracts and Other Contracts for Portions of the Work	5.2
Basic Definitions	1.1
Bidding Requirements	1.1.1, 1.1.7, 5.2.1, 11.4.1
Boiler and Machinery Insurance	11.3.2
Bonds, Lien	9.10.2
Bonds, Performance and Payment	7.3.6.4, 9.10.3, 11.3.9, 11.4
Building Permit	3.7.1
Capitalization	1.4
Certificate of Substantial Completion	9.8.2
Certificates for Payment	4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1, 9.8.3, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Certificates of Inspection, Testing or Approval	3.12.11,13.5.4
Certificates of lnsurance	9.3.2, 9.10.2, 11.1.3
Change Orders	1.1.1, 2.4.1, 3.8.2.4, 3.11, 4.2.8, 4.3.3, 5.2.3, 7.1, 7.2, 7.3.2, 8.3.1, 9.3.1.1, 9.10.3, 11.3.1.2, 11.3.4, 11.3.9, 12.1.2
Change Orders, Definition of	7.2.1
Changes	7.1
CHANGES IN THE WORK	3.11, 4.2.8, 7, 8.3.1, 9.3.1.1, 10.1.3
Claim, Definition of	4.3.1
Claims and Disputes	4.3, 4.4, 4.5, 6.2.5, 8.3.2, 9.3.1.2, 9.3.3, 9.10.4, 10.14
Claims and Timely Assertion of Claims	4.5.6
Claims for Additional Cost	4.3.6, 4.3.7, 4.3.9, 6.1.1, 10.3
Claims for Additional Time	4.3.6, 4.3.8, 4.3.9, 8.3.2
Claims for Concealed or Unknown Conditions	4.3.8
Claims for Damages	3.18, 4.3.9, 6.1.1, 6.2.5, 8.3.2, 9.5.12, 10.14
Claims Subject to Arbitration	4.3.2, 4.4.4, 4.5.1
Cleaning Up	3.15, 6.3
Commencement of Statutory Limitation Period	13.7
Commencement of the Work, Conditions Relating to	2.12, 2.2.1, 3.2.1, 3.2.2, 3.7.1, 3.10.1, 3.12.6, 4.3.7, 5.2.1, 6 2.2, 8.1.2, 8.2.2, 9.2, 11.1.3, 11.3.6, 11.4.1
Commencement of the Work, Definition of	8.1.2
Communications Facilitating Contract Administration	3.9.1, 4.2.4, 5.2.1
Completion, Conditions Relating to	3.11, 3.15, 4.2.2, 4.2.9, 4.3.2, 9.4.2, 9.8, 9.9.1, 9.10, 11.3.5, 12.2.2, 13.7.1
COMPLETION, PAYMENTS AND	9
Completion, Substantial	4.2.9, 4.3.5.2, 8.1.1, 8.1.3, 8.2.3, 9.8, 9.9.1, 12.2.2, 13.7
Compliance with Laws	1.3, 3.6, 3.7, 3.13, 4.11, 10.2.2, 11.1, 11.3, 13.1, 13.5.1, 13.5.2, 13.6, 14.1.1, 14.2.1.3
Concealed or Unknown Conditions	4.3.6
Conditions of the Contract	1.1.1, 1.1.7, 6.1.1
Consent, Written	1.3.1, 3.12.8, 3.14.2, 4.1.2, 4.3.4, 4.5.5, 9.3.2, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.1.2, 10.1.3, 11.3.1, 11.3.1.4, 11.3.11, 13.2, 13.4.2
CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS	1.1.4, 6
Construction Change Directive, Definition of	7.3.1
Construction Change Directives	1.1.1, 4.2.8, 7.1, 7.3, 9.3 1.1
Construction Schedules, Contractor’s	3.10, 6.1.3
Contingent Assignment of Subcontracts	5.4
Continuing Contract Performance	4.3.4
Contract, Definition of	1.1.2
CONTRACT, TERMINATION OR SUSPENSION OF THE	4 3 7, 5.4.1.1, 14
Contract Administration	3.3.3, 4, 9.4, 9.5
Contract Award and Execution, Conditions Relating to	3.7.1, 3.10, 5.2, 9.2, 11.1.3, 11.3.6, 11.4.1
Contract Documents, The	1.1, 1.2, 7
Contract Documents, Copies Furnished and Use of	1.3, 2.2.5, 5.3
Contract Documents, Definition of	1.1.1
Contract Performance During Arbitration	4.3.4, 4.5.3
Contract Sum	3.8, 4.3.6, 4.3.7, 4.4.4, 5.2.3, 6.1.3, 7.2, 7.3, 9.1, 9.7, 11.3.1, 12.2.4, 12.3, 14.2.4
Contract Sum, Definition of	9.1
Contract Time	4.3.6, 4.3.8, 4.4.4, 7.2.1.3, 7.3, 8.2.1, 8.3.1, 9.7, 12.1.1
Contract Time, Definition of	8.1.1

2

CONTRACTOR	3
Contractor, Definition of	3.1, 6.1.2
Contractor’s Bid	1.1.1
Contractor’s Construction Schedules	3.10, 6.1.3
Contractor’s Employees	3.3.2, 3.4.2, 3.8.1, 3.9, 3.18, 4.2.3, 4.2.6, 8.1.2, 10.2, 10.3, 11.1.1, 14.2.1.1
Contractor’s Liability Insurance	11.1
Contractor’s Relationship with Separate Contractors and Owner’s Forces	2.2.6, 3.12.5, 3.14.2, 4.2.4, 6, 12.2.5
Contractor’s Relationship with Subcontractors	1.2.4, 3.3.2, 3.18.1, 3.18.2, 5.2, 5.3, 5.4, 9.6.2, 11.3.7, 11.3.8, 14.2.1.2
Contractor’s Relationship with the Architect	1.1.2, 3.2.1, 3.2.2, 3.3.3, 3.5.1, 3.7.3, 3.11, 3.12.8 3.16, 3.18, 4.2.3, 4.2.4, 4.2.6, 4.2.12, 5.2, 6.2.2, 7.3.4, 9.8.2, 11.3.7, 12.1, 13.5
Contractor’s Representations	1.2.2, 3.5.1, 3.12.7, 6.2.2, 8.2.1, 9.3.3
Contractor’s Responsibility for Those Performing the Work	3.3.2, 3.18, 4.2.3, 10
Contractor’s Review of Contract Documents	1.2.2, 3.2, 3.7.3
Contractor’s Right to Stop the Work	9.7
Contractor’s Right to Terminate the Contract	14.1
Contractor’s Submittals	3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.6, 9.2, 9.3.1, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.1.2, 11.4.2, 11.4.3
Contractor’s Superintendent	3.9, 10.2.6
Contractor’s Supervision and Construction Procedures	1.2.4, 3.3, 3.4, 4.2.3, 8.2.2, 8.2.3, 10
Contractual Liability Insurance	11.1.1.7, 11.2.1
Coordination and Correlation	1.2.2, 1.2.4, 3.3.1, 3.10, 3.12.7, 6.1.3, 6.2.1
Copies Furnished of Drawings and Specifications	1.3, 2.2.5, 3.11
Correction of Work	2.3, 2.4, 4.2.1, 9.8.2, 9.9.1, 12.1.2, 12.2, 13.7.1.3
Cost, Definition of	7.3.6, 14.3.5
Costs	2.4, 3.2.1, 3.7.4, 3.8.2, 3.15.2, 4.3.6, 4.3.7, 4.3.8.1, 5.2.3, 6.1.1, 6.2.3, 6.3, 7.3.3.3, 7.3.6, 7.3.7, 9.7, 9.8.2, 9.10.2, 11.3.1.2, 11.3.1.3, 11.3.4, 11.3.9, 12.1, 12.2.1, 12.2.4, 12.2.5, 13.5, 14
Cutting and Patching	3.14, 6.2.6
Damage to Construction of Owner or Separate Contractors	3.14.2, 6.2.4, 9.5.1.5, 10.2.1.2, 10.2.5, 10.3, 11.1, 11.3, 12.2.5
Damage to the Work	3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.3, 11.3
Damages, Claims for	3.18, 4.3.9, 6.1.1, 6.2.5, 8.3.2, 9.5.1.2, 10.1.4
Damages for Delay	6.1.1, 8.3.3, 9.5.1.6, 9.7
Date of Commencement of the Work, Definition of	8.1.2
Date of Substantial Completion, Definition of	8.1.3
Day, Definition of	8.1.4
Decisions of the Architect	4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.3.2, 4.3.6, 4.4.1, 4.4.4, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2, 9.4, 9.5.1, 9.8.2, 9.9.1, 10.1.2, 13.5.2, 14.2.2, 14.2.4
Decisions to Withhold Certification	9.5, 9.7, 14.1.1.3
Defective or Nonconforming Work, Acceptance, Rejection and Correction of	2.3, 2.4, 3.5.1, 4.2.1, 4.2.6, 4.3.5, 9.5.2, 9.8.2, 9.9.1, 10.2.5, 12, 13.7 1.3
Defective Work, Definition of	3.5.1
Definitions	1.1, 2.1.1, 3.1, 3.5.1, 3.12.1, 3.12.2, 3.12.3, 4.1.1, 4.3.1, 5.1, 6.1.2, 7.2.1, 7.3.1, 7.3.6, 8.1, 9.1, 9.8.1
Delays and Extensions of Time	4.3.1, 4.3.8.1, 4.3.8.2, 6.1.1, 6.2.3, 7.2.1, 7.3.1, 7.3.4, 7.3.5, 7.3.8, 7.3.9, 8.1.1, 8.3, 10.3.1, 14.1.1.4,
Disputes	4.1.4, 4.3, 4.4, 4.5, 6.2.5, 6.3, 7.3.8, 9.3.1.2
Documents and Samples at the Site	3.11
Drawings, Definition of	1.1.5
Drawings and Specifications, Use and Ownership of	1.1.1, 1.3, 2.2.5, 3.11, 5.3
Duty to Review Contract Documents and Field Conditions	3.2
Effective Date of Insurance	8.2.2, 11.1.2
Emergencies	4.3.7, 10.3
Employees, Contractor’s	3.3.2, 3.4.2, 3.8.1, 3.9, 3.18.1, 3.18.2, 4.2.3, 4.2.6, 8.1.2, 10.2, 10.3, 11.1.1, 14.2.1.1
Equipment, Labor, Materials and	1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.12.3, 3.12.7, 3.12.11, 3.13, 3.15.1, 4.2.7, 6.2.1, 7.3.6, 9.3.2, 9.3.3, 11.3, 12.2.4, 14
Execution and Progress of the Work	1.1.3, 1.2.3, 3.2, 3.4.1, 3.5.1, 4.2.2, 4.2.3, 4.3.4, 4.3.8, 6.2.2, 7.1.3, 7.3.9, 8.2, 8.3, 9.5, 9.9.1, 10.2, 14.2, 14.3
Execution, Correlation and Intent of the Contract Documents	1.2, 3.7.1
Extensions of Time	4.3.1, 4.3.8, 7.2.1.3, 8.3, 10.31
Failure of Payment by Contractor	9.5.1.3, 14.2.1.2
Failure of Payment by Owner	4.3.7, 9.7, 14.1.3
Faulty Work (See Defective or Nonconforming Work) Final Completion and Final Payment	4.2.1, 4.2.9, 4.3.2, 4.3.5, 9.10, 11.1.2, 11.1.3, 11.3.5, 12.3.l, 13.7
Financial Arrangements, Owner’s	2.2.1
Fire and Extended Coverage Insurance	11.3

GENERAL PROVISIONS	1
Governing Law	13.1
Guarantees (See Warranty and Warranties)
Hazardous Materials	10.1, 10.2.4
Identification of Contract Documents	1.2.1
Identification of Subcontractors and Suppliers	5.2.1
Indemnification	3.17, 3.18, 9.10.2, 10.1.4, 11.3.1.2, 11.3.7
Information and Services Required of the Owner	2.1.2, 2.2, 4.3.4, 6.1.3, 6.1.4, 6.2.6, 9.3.2, 9.6.1, 9.6.4, 9.8.3, 9.9.2, 9.10.3, 10.1.4, 11.2, 11.3, 13.5.1, 13.5.2
Injury or Damage to Person or Property	4.3.9
Inspections	3.3.3, 3.3.4, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 4.3.6, 9.4.2, 9.8.2, 9.9.2, 9.10.1, 13.5
Instructions to Bidders	1.l.l
Instructions to the Contractor	3.8.1, 4.2.8, 5.2.1, 7, 12.1, 13.5.2
Insurance	4.3.9 6.1.1, 7.3.6.4, 9.3.2, 9.8.2, 9.9.1, 9.10.2, 11
Insurance, Boiler and Machinery	11.3.2
Insurance, Contractor’s Liability	11.1
Insurance, Effective Date of	8.2.2, 11.1.2
Insurance, Loss of Use	11.3.3
Insurance, Owner’s Liability	11.2
Insurance, Property	10.2.5, 11.3
Insurance, Stored Materials	9.3.2, 11.3.1.4

INSURANCE AND BONDS	11
Insurance Companies, Consent to Partial Occupancy	9.9.1, 11.3.11
Insurance Companies, Settlement with	11.3.10
Intent of the Contract Documents	1.2.3, 3.12.4, 4.2.6, 4.2.7, 4.2.12, 4.2.13, 7.4
Interest	13.8
Interpretation	1.2.5, 1.4, 1.5, 4.1.1, 4.3.1, 5.1, 6.1.2, 8.1.4
Interpretations, Written	4.2.11, 4.2.12, 4.3.7
Joinder and Consolidation of Claims Required	4.5.6
Judgment on Final Award	4.5.1, 4.5.4.1, 4.5.7
Labor and Materials, Equipment	1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.12.2, 3.12.3, 3.12.7, 3.12.11, 3.13, 3.15.1, 4.2.7, 6.2.1, 7.3.6, 9.3.2, 9.3.3, 12.2.4, 14
Labor Disputes	8.3.1
Laws and Regulations	1.3, 3.6, 3.7, 3.13, 4.1.1, 4.5.5, 4.5.7, 9.9.1, 10.2.2, 11.1, 11.3, 13.1, 13.4, 13.5.1, 13.5.2, 13.6
Liens	2.1.2, 4.3.2, 4.3.5.1, 8.2.2, 9.3.3, 9.10.2
Limitation on Consolidation or Joinder	4.5.5
Limitations, Statutes of	4.5.4.2, 12.2.6, 13.7
Limitations of Authority	3.3.1, 4.1.2, 4.2.1, 4.2.3, 4.2.7, 4.2.10, 5.2.2, 5.2.4, 7.4, 11.3.10

3

Limitations of Liability	2.3, 3.2.1, 3.5.1, 3.7.3, 3.12.8, 3.12.11, 3.17, 3.18, 4.2.6, 4.2.7, 4.2.12, 6.2.2, 9.4.2, 9.6.4, 9.10.4, 10.1.4, 10.2.5, 11.1.2, 11.2.1, 11.3.7, 13.4.2, 13.5.2

Limitations of Time, General

2.2.1, 2.2.4, 3.2.1, 3.7.3,
3.8.2, 3.10, 3.12.5, 3.15.1, 4.2.1, 4.2.7, 4.2.11, 4.3.2,
4.3.3, 4.3.4, 4.3.6, 4.3.9, 4.5.4.2, 5.2.1, 5.2.3, 6.2.4, 7.3.4, 7.4,
8.2, 9.5, 9.6.2, 9.8, 9.9, 9.10, 11.1.3, 11.3.1, 11.3.2, 11.3.5,
11.3.6, 12.2.1, 12.2.2, 13.5, 13.7

Limitations of Time, Specific

2.1.2, 2.2.1, 2.4, 3.10, 3.11,
3.15.1, 4.2.1, 4.2.11, 4.3, 4.4, 4.5, 5.3, 5.4, 7.3.5, 7.3.9, 8.2,
9.2, 9.3.1, 9.3.3, 9.4.1, 9.6.1, 9.7, 9.8.2, 9.10.2, 11.1.3, 11.3.6,
11.3.10, 11.3.11, 12.2.2, 12.2.4, 12.2.6, 13.7, 14

Loss of Use Insurance	11.3.3
Material Suppliers	1.3.1, 3.12.1, 4.2.4, 4.2.6, 5.2.1, 9.3.1, 9.3.1.2, 9.3.3, 9.4.2, 9.6.5, 9.10.4
Materials, Hazardous	10.1, 10.2.4
Materials, Labor, Equipment and	1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.12.2, 3.12.3, 3.12.7, 3.12.11, 3.13, 3.15.1, 4.2.7, 6.2.1, 7.3.6, 9.3.2, 9.3.3, 12.2.4, 14
Means, Methods, Techniques, Sequences and Procedures of Construction	3.3.1, 4.2.3, 4.2.7, 9.4.2
Minor Changes in the Work	1.1.1, 4.2.8, 4.3.7, 7.1, 7.4
MISCELLANEOUS PROVISIONS	13
Modifications, Definition of	1.1.1
Modifications to the Contract	1.1.1, 1.1.2, 3.7.3, 3.11, 4.1.2, 4.2.1, 5.2.3, 7, 8.3.1, 9.7
Mutual Responsibility	6.2
Nonconforming Work, Acceptance of	12.3
Nonconforming Work, Rejection and Correction of	2.3.1, 4.3.5, 9.5.2, 9.8.2, 12, 13.7.1.3
Notice

2.3, 2.4, 3.2.1, 3.2.2, 3.7.3, 3.7.4, 3.9, 3.12.8,
3.12.9, 3.17, 4.3, 4.4.4, 4.5, 5.2.1, 5.3, 5.4.1.1, 8.2.2, 9.4.1,
9.5.1, 9.6.1, 9.7, 9.10, 10.1.2, 10.2.6, 11.1.3, 11.3, 12.2.2,
12.2.4, 13.3, 13.5.1, 13.5.2, 14

Notice, Written	2.3, 2.4, 3.9.3 12.8, 3.12.9, 4.3, 4.4.4, 4.5, 5.2.1, 5.3, 5.4.1.1, 8.2.2, 9.4.1, 9.5.1, 9.7, 9.10, 10.1.2, 10.2.6, 11.1.3, 11.3, 12.2.2, 12.2.4, 13.3, 13.5.2, 14
Notice of Testing and Inspections	13.5.1, 13.5.2
Notice to Proceed	8.2.2
Notices, Permits, Fees and	2.2.3, 3.7, 3.13, 7.3.6.4, 10.2.2
Observations, Architect’s On-Site	4.2.2, 4.2.5, 4.3.6, 9.4.2, 9.5.1, 9.10.1, 13.5
Observations, Contractor’s	1.2.2, 3.2.2
Occupancy	9.6.6, 9.8.1, 9.9, 11.3.11
On-Site Inspections by the Architect	4.2.2, 4.2.9, 4.3.6, 9.4.2, 9.8.2, 9.9.2, 9.10.1
On- Site Observations by the Architect	4.2.2, 4.2.5, 4.3.6, 9.4.2, 9.5.1, 9.10.1, 1.3.5
Orders, Written	2.3, 3.9, 4.3.7, 7, 8.2.2, 11.3.9, 12.1, 12.2, 13.5.2, 14.3.1

OWNER	2
Owner, Definition of	2.1
Owner, Information and Services Required of the	2.12, 2.2, 4.3.4, 6, 9, 10.1.4, 11.2, 11.3, 13.5.1, 14.1.1.5, 14.1.3
Owner’s Authority	3.8.1, 4.1.3, 4.2.9, 5.2.1, 5.2.4, 5.4.1, 7.3.1, 8.2.2, 9.3.1, 9.3.2, 11.4.1, 12.2.4, 13.5.2, 14.2, 14.3.1
Owner’s Financial Capability	2.2.1, 14.1.1.5
Owner’s Liability Insurance	11.2
Owner’s Loss of Use Insurance	11.3 3
Owner’s Relationship with Subcontractors	1.1.2, 5.2.1, 5.4.1, 9.6.4
Owner’s Right to Carry Out the Work	2.4, 12.2.4, 14.2.2.2
Owner’s Right to Clean Up	6.3
Owner’s Right to Perform Construction and to Award Separate Contracts	6.1
Owner’s Right to Stop the Work	2.3, 4.3.7
Owner’s Right to Suspend the Work	14.3
Owner’s Right to Terminate the Contract	14.2
Ownership and Use of Architect’s Drawings, Specifications and Other Documents	1.1.1, 1.3, 2.2.5, 5.3
Partial Occupancy or Use	9.6.6, 9.9, 11.3.11
Patching, Cutting and	3.14, 6.2.6
Patents, Royalties and	3.17
Payment, Applications for	4.2.5, 9.2, 9.3, 9.4, 9.5.1, 9.8.3, 9.10.1, 9.10.3, 9.10.4, 14.2.4
Payment, Certificates for	4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1, 9.8.3, 9.10.1, 9.10.3, 13.7, 14.1.1 3, 14.2.4
Payment, Failure of	4.3.7, 9.5.1.3, 9.7, 9.10.2, 14.1.1.3, 14.2.1.2
Payment, Final	4.2.1, 4.2.9, 4.3.2, 4.3.5, 9.10, 11.1.2, 11.13, 11.3.5, 12.3.1
Payment Bond, Performance Bond and	7.3.6.4, 9.10.3, 11.3.9, 11.4
Payments, Progress	4.3.4, 9.3, 9.6, 9.8.3, 9.10.3, 13.6, 14.2.3
PAYMENTS AND COMPLETION	9, 14
Payments to Subcontractors	5.4.2, 9.5.1.3, 9.6.2, 9.6.3, 9.6.4, 11.3.8, 14.2.1.2
PCB	10.1
Performance Bond and Payment Bond	7.3.6.4, 9.10.3, 11.3.9, 11.4
Permits, Fees and Notices	2.2.3, 3.7, 3.13, 7.3.6.4, 10.2.2
PERSONS AND PROPERTY, PROTECTION OF	10
Polychlorinated Biphenyl	10.1
Product Data, Definition of	3.12.2
Product Data and Samples, Shop Drawings	3.11, 3.12, 4.2.7
Progress and Completion	4.2.2, 4.3.4, 8.2
Progress Payments	4.3.4, 9.3, 9.6, 9.8.3, 9.10.3, 13.6, 14.2.3
Project, Definition of the	1.1.4
Project Manual, Definition of the	1.1.7
Project Manuals	2.2.5
Project Representatives	4.2.10
Property Insurance	10.2.5, 11.3
PROTECTION OF PERSONS AND PROPERTY	10
Regulations and Laws	1.3, 3.6, 3.7, 3.13, 4.1.1, 4.5.5, 4.5.7, 10.2.2, 11.1, 11.3, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14
Rejection of Work	3.5.1, 4.2.6, 12.2
Releases of Waivers and Liens	9.10.2
Representations	1.2.2, 3.5.1, 3.12.7, 6.2.2, 8.2.1, 9.3.3, 9.4.2, 9.5.1, 9.8.2, 9.10.1
Representatives	2.1.1, 3.1.1, 3.9, 4.1.1, 4.2.1, 4.2.10, 5.1.1, 5.1.2, 13.2.1
Resolution of Claims and Disputes	4.4, 4.5
Responsibility for Those Performing the Work	3.3.2, 4.2.3, 6.1.3, 6.2, 10
Retainage	9.3.1, 9.6.2, 9.8.3, 9.9.1, 9.10.2, 9.10.3
Review of Contract Documents and Field Conditions by Contractor	1.2.2, 3.2, 3.7.3, 3.12.7
Review of Contractor’s Submittals by Owner and Architect	3.10.1, 3.10.2, 3.11, 3.12, 4.2.7, 4.2.9, 5.2.1, 5.2.3, 9.2, 9.8.2
Review of Shop Drawings, Product Data and Samples by Contractor	3.12.5
Rights and Remedies	1.1.2, 2.3, 2.4, 3.5.1, 3.15.2, 4.2.6, 4.3.6, 4.5, 5.3, 6.1, 6.3, 7.3.1, 8.3.1, 9.5.1, 9.7, 10.2.5, 10.3, 12.2.2, 12.2.4, 13.4, 14
Royalties and Patents	3.17

4

Rules and Notices for Arbitration	4.5.2
Safety of Persons and Property	10.2
Safety Precautions and Programs	4.2.3, 4.2.7, 10.1
Samples, Definition of	3.12.3
Samples, Shop Drawings, Product Data and	3.11, 3.12, 4.2.7
Samples at the Site, Documents and	3.11
Schedule of Values	9.2, 9.3.1
Schedules, Construction	3.10
Separate Contracts and Contractors	1.1.4, 3.14.2, 4.2.4, 4.5.5, 6, 11.3.7, 12.1.2, 12.2.5
Shop Drawings, Definition of	3.12.1
Shop Drawings, Product Data and Samples	3.11, 3.12, 4.2.7
Site, Use of	3.13, 6.1.1, 6.2.1
Site Inspections	1.2.2, 3.3.4, 4.2.2, 4.2.9, 4.3.6, 9.8.2, 9.10.1, 13.5
Site Visits, Architect’s	4.2.2, 4.2.5, 4.2.9, 4.3.6, 9.4.2, 9.5.1, 9.8.2, 9.9.2, 9.10.1, 13.5
Special Inspections and Testing	4.2.6, 12.2.1, 13.5
Specifications, Definition of the	1.1.6
Specifications, The	1.1.1, 1.1.6, 1.1.7, 1.2.4, 1.3, 3.11
Statutes of Limitations	4.5.4.2, 12.2.6, 13.7
Stopping the Work	2.3, 4.3.7, 9.7, 10.1.2, 10.3, 14.1
Stored Materials	6.2.1, 9.3.2, 10.2.1.2, 11.3.1.4, 12.2.4
Subcontractor, Definition of	5.1.1
SUBCONTRACTORS	5
Subcontractors, Work by	1.2.4, 3.3.2, 3.12.1, 4.2.3, 5.3, 5.4
Subcontractual Relations	5.3, 5.4, 9.3.1.2, 9.6.2, 9.6.3, 9.6.4, 10.2.1, 11.37, 11.3.8, 14.1.1, 14.2.1.2, 14.3.2
Submittals	1.3, 3.2.3, 3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.6, 9.2, 9.3.1, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.1.2, 11.1.3
Subrogation, Waivers of	6.1.1, 11.3.5, 11.3.7
Substantial Completion	4.2.9, 4.3.5.2, 8.1.1, 8.1.3,
8.2.3, 9.8, 9.9.1, 12.2.1, 12.2.2, 13.7
Substantial Completion, Definition of	9.8.1
Substitution of Subcontractors	5.2.3, 5.2.4
Substitution of the Architect	4.1.3
Substitutions of Materials	3.5.1
Sub-subcontractor, Definition of	5.1.2
Subsurface Conditions	4.3.6
Successors and Assigns	13.2
Superintendent	3.9, 10.2.6
Supervision and Construction Procedures	1.2.4, 3.3, 3.4, 4.2.3, 4.3.4, 6.1.3, 6.2.4, 7.1.3, 7.3.4, 8.2, 8.3.1, 10, 12, 14
Surety	4.4.1, 4.4.4, 5.4.1.2, 9.10.2, 9.10.3, 14.2.2
Surety, Consent of	9.9.1, 9.10.2, 9.10.3
Surveys	2.2.2, 3.18.3
Suspension by the Owner for Convenience	14.3
Suspension of the Work	4.3.7, 5.4.2, 14.1.1.4, 14.3
Suspension or Termination of the Contract	4.3.7, 5.4.1.1, 14
Taxes	3.6, 7.36.4
Termination by the Contractor	14.1
Termination by the Owner for Cause	5.4.1.1, 14.2
Termination of the Architect	4.1.3
Termination of the Contractor	14.2.2
TERMINATION OR SUSPENSION OF THE CONTRACT	14
Tests and Inspections	3.3.3, 4.2.6, 4.2.9, 9.4.2, 12.2.1, 13.5
TIME	8
Time, Delays and Extensions of	4.3.8, 7.2.1, 8.3
Time Limits, Specific

2.1.2, 2.2.1, 2.4, 3.10, 3.11, 3.15.1,
4.2.1, 4.2.11, 4.3, 4.4, 4.5, 5.3, 5.4, 7.3.5, 7.3.9, 8.2, 9.2. 9.3.1,
9.3.3, 9.4.1, 9.6.1, 9.7, 9.8.2, 9.10.2, 11.1.3, 11.3.6, 11.3.10,
11.3.11, 12.2.2, 12.2.4, 12.2.6, 13.7, 14

Time Limits on Claims	4.3.2, 4.3.3, 4.3.6, 4.3.9, 4.4, 4.5
Title toWork	9.3.2, 9.3.3
UNCOVERING AND CORRECTION OF WORK	12
Uncovering of Work	12.1
Unforeseen Conditions	4.3.6, 8.3.1, 10.1
Unit Prices	7.1.4, 7.3.3.2
Use of Documents	1.1.1, 13, 2.2.5, 3.12.7, 5.3
Use of Site	3.13, 6.1.1, 6.2.1
Values, Schedule of	9.2, 9.3.1
Waiver of Claims: Final Payment	4.3.5, 4.5.1, 9.10.3
Waiver of Claims by the Architect	13.4.2
Waiver of Claims by the Contractor	9.10.4, 11.37, 13.4.2
Waiver of Claims by the Owner	4.3.5, 4.5.1, 9.9.3, 9.10.3, 11.3.3, 11.3.5, 11.3.7, 13.4.2
Waiver of Liens	9.10.2
Waivers of Subrogation	6.1.1, 11.3.5, 11.3.7
Warranty and Warranties	3.5, 4.2.9, 4.3.5.3, 9.3.3, 9.8.2, 9.9.1, 12.2.2, 13.7.1.3
Weather Delays	4.3.8.2
When Arbitration May Be Demanded	4.5.4
Work, Definition of	1.1.3
Written Consent	1.3.1, 3.12.8, 3.14.2, 4.1.2, 4.3.4 4.5.5, 9.3.2, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.1.2, 10.1.3, 11.3.1, 11.3.1.4, 11.3.11, 13.2, 13.4.2
Written Interpretations	4.2.11, 4.2.12, 4.3.7
Written Notice	2.3, 2.4, 3.9, 3.12.8, 3.12.9, 4.3, 4.4.4, 4.5, 5.2.1, 5.3, 5.4.1.1, 8.2.2, 9.4.1, 9.5.1, 9.7, 9.10, 10.1.2, 10.2.6, 11.1.3, 11.3, 12.2.2, 12.2.4, 13.3, 13.5.2, 14
Written Orders	2.3, 3.9, 4.3.7, 7, 8.2.2, 11.3.9, 12.1, 12.2, 13.5.2, 14.3.1

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GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION

ARTICLE 1

GENERAL PROVISIONS

1.1          BASIC DEFINITIONS

1.1.1       THE CONTRACT DOCUMENTS

The Contract Documents consist of the Agreement between Owner and Contractor (hereinafter the Agreement), Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, Instructions to Bidders, sample forms, the Contractor’s bid or portions of addenda relating to bidding requirements).

1.1.2       THE CONTRACT

The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Owner and a Subcontractor or Sub-subcontractor or (3) between any persons or entities other than the Owner and Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect’s duties.

1.1.3       THE WORK

The term “Work” means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor’s obligations. The Work may constitute the whole or a part of the Project.

1.1.4       THE PROJECT

The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner or by separate contractors.

1.1.5       THE DRAWINGS

The Drawings are the graphic and pictorial portions of the Contract Documents, wherever located and whenever issued, showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

1.1.6       THE SPECIFICATIONS

The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, construction systems, standards and workmanship for the Work, and performance of related services.

1.1.7       THE PROJECT MANUAL

The Project Manual is the volume usually assembled for the Work which may include the bidding requirements, sample forms, Conditions of the Contract and Specifications.

1.2           EXECUTION, CORRELATION AND INTENT

1.2.1  The Contract Documents shall be signed by the Owner and Contractor as provided in the Agreement. If either the Owner or Contractor or both do not sign all the Contract Documents, the Architect shall identify such unsigned Documents upon request.

1.2.2  Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.

1.2.3  The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the intended results.

1.2.4  Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.

1.2.5  Unless otherwise stated in the Contract Documents, words which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

1.3           OWNERSHIP AND USE OF ARCHITECT’S DRAWINGS, SPECIFICATIONS AND OTHER DOCUMENTS

1.3.1  The Drawings, Specifications and other documents prepared by the Architect are instruments of the Architect’s service through which the Work to be executed by the Contractor is described. The Contractor may retain one contract record set. Neither the Contractor nor any Subcontractor, Sub-subcontractor or material or equipment supplier shall own or claim a copyright in the Drawings, Specifications and other documents prepared by the Architect, and unless otherwise indicated the Architect shall be deemed the author of them and will retain all common law, statutory and other reserved rights, in addition to the copyright.  All copies of them, except the Contractor’s record set, shall be returned or suitably accounted for to the Architect, on request, upon completion of the Work.  The Drawings, Specifications and other documents prepared by the Architect, and copies thereof furnished to the Contractor, are for use solely with respect to this Project. They are not to be used by the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier on other projects or for additions to this Project outside the scope of the

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Work without the specific written consent of the Owner and Architect. The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are granted a limited license to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect appropriate to and for use in the execution of their Work under the Contract Documents. All copies made under this license shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect’s copyright or other reserved rights.

1.4           CAPITALIZATION

1.4.1  Terms capitalized in these General Conditions include those which are (1) specifically defined, (2) the titles of numbered articles and identified references to Paragraphs, Subparagraphs and Clauses in the document or (3) the titles of other documents published by the American Institute of Architects.

1.5           INTERPRETATION

1.5.1  In the interest of brevity the Contract Documents frequently omit modifying words such as “all” and “any” and articles such as “the” and “an,” but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

ARTICLE 2

OWNER

2.1           DEFINITION

2.1.1  The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term “Owner” means the Owner or the Owner’s authorized representative.

2.1.2  The Owner upon reasonable written request shall furnish to the Contractor in writing information which is necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic’s lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner’s interest therein at the time of execution of the Agreement and, within five days after any change, information of such change in title, recorded or unrecorded

2.2           INFORMATION AND SERVICES REQUIRED OF THE OWNER

2.2.1  The Owner shall, at the request of the Contractor, prior to execution of the Agreement and promptly from time to time thereafter, furnish to the Contractor reasonable evidence that financial arrangements have been made to fulfill the Owner’s obligations under the Contract [Note: Unless such reasonable evidence were furnished on request prior to tbe execution of the Agreement, the prospective contractor would not be required to execute the Agreement or to commence the Work ]

2.2.2  The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site.

2.2.3  Except for permits and fees which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

2.2.4  Information or services under the Owner’s control shall be furnished by the Owner with reasonable promptness to avoid delay in orderly progress of the Work.

2.2.5  Unless otherwise provided in the Contract Documents, the Contractor will be furnished, free of charge, such copies of Drawings and Project Manuals as are reasonably necessary for execution of the Work.

2.2.6  The foregoing are in addition to other duties and responsibilities of the Owner enumerated herein and especially those in respect to Article 6 (Construction by Owner or by Separate Contractors), Article 9 (Payments and Completion) and Article 11 (Insurance and Bonds).

2.3           OWNER’S RIGHT TO STOP THE WORK

2.3.1  If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents as required by Paragraph 12.2 or persistently fails to carry out Work in accordance with the Contract Documents, the Owner, by written order signed personally or by an agent specifically so empowered by the Owner in writing, may order the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Subparagraph 6.1.3.

2.4           OWNER’S RIGHT TO CARRY OUT THE WORK

2.4.1  If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may after such seven-day period give the Contractor a second written notice to correct such deficiencies within a second seven-day period. If the Contractor within such second seven-day period after receipt of such second notice fails to commence and continue to correct any deficiencies, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the cost of correcting such deficiencies, including compensation for the Architect’s additional services and expenses made necessary by such default, neglect or failure. Such action by the Owner and amounts charged to the Contractor are both subject to prior approval of the Architect. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner.

ARTICLE 3

CONTRACTOR

3.1           DEFINITION

3.1.1  The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number.  The term “Contractor” means the Contractor or the Contractor’s authorized representative.

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3.2           REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR

3.2.1  The Contractor shall carefully study and compare the Contract Documents with each other and with information furnished by the Owner pursuant to Subparagraph 2.2.2 and shall at once report to the Architect errors, inconsistencies or omissions discovered. The Contractor shall not be liable to the Owner or Architect for damage resulting from errors, inconsistencies or omissions in the Contract Documents unless the Contractor recognized such error, inconsistency or omission and knowingly failed to report it to the Architect.  If the Contractor performs any construction activity knowing it involves a recognized error, inconsistency or omission in the Contract Documents without such notice to the Architect, the Contractor shall assume appropriate responsibility for such performance and shall bear an appropriate amount of the attributable costs for correction.

3.2.2  The Contractor shall take field measurements and verify field conditions and shall carefully compare such field measurements and conditions and other information known to the Contractor with the Contract Documents before commencing activities. Errors, inconsistencies or omissions discovered shall be reported to the Architect at once.

3.2.3  The Contractor shall perform the Work in accordance with the Contract Documents and submittals approved pursuant to Paragraph 3.12.

3.3           SUPERVISION AND CONSTRUCTION PROCEDURES

3.3.1  The Contractor shall supervise and direct the Work, using the Contractor’s best skill and attention The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless Contract Documents give other specific instructions concerning these matters.

3.3.2  The Contractor shall be responsible to the Owner for acts and omissions of the Contractor’s employees, Subcontractors and their agents and employees, and other persons performing portions of the Work under a contract with the Contractor.

3.3.3  The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect’s administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.

3.3.4  The Contractor shall be responsible for inspection of portions of Work already performed under this Contract to determine that such portions are in proper condition to receive subsequent Work.

3.4           LABOR AND MATERIALS

3.4.1  Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

3.4.2  The Contractor shall enforce strict discipline and good order among the Contractor’s employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

3.5           WARRANTY

3.5.1  The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the quality required or permitted, and that the Work will conform with the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Contractor’s warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

3.6           TAXES

3.6.1  The Contractor shall pay sales, consumer, use and similar taxes for the Work or portions thereof provided by the Contractor which are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.

3.7           PERMITS, FEES AND NOTICES

3.7.1  Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work which are customarily secured after execution of the Contract and which are legally required when bids are received or negotiations concluded.

3.7.2  The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities bearing on performance of the Work

3.7.3  It is not the Contractor’s responsibility to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations. However, if the Contractor observes that portions of the Contract Documents are at variance therewith, the Contractor shall promptly notify the Architect and Owner in writing, and necessary changes shall be accomplished by appropriate Modification.

3.7.4  If the Contractor performs Work knowing it to be contrary to laws, statutes, ordinances, building codes, and rules and regulations without such notice to the Architect and Owner, the Contractor shall assume full responsibility for such Work and shall bear the attributable costs.

3.8           ALLOWANCES

3.8.1  The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities against which the Contractor makes reasonable objection.

3.8.2  Unless otherwise provided in the Contract Documents:

.1 materials and equipment under an allowance shall be selected promptly by the Owner to avoid delay in the Work;

.2 allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

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.3 Contractor’s costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum and not in the allowances;

.4 whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order, The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Clause
3.8.2.2 and (2) changes in Contractor’s costs under Clause 3.8.2.3.

3.9           SUPERINTENDENT

3.9.1  The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor.  Important communications shall be confirmed in writing. Other communications shall be similarly confirmed on written request in each case.

3.10        CONTRACTOR’S CONSTRUCTION SCHEDULES

3.10.1  The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner’s and Architect’s information a Contractor’s construction schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.

3.10.2  The Contractor shall prepare and keep current, for the Architect’s approval, a schedule of submittals which is coordinated with the Contractor’s construction schedule and allows the Architect reasonable time to review submittals.

3.10.3  The Contractor shall conform to the most recent schedules.

3.11         DOCUMENTS AND SAMPLES AT THE SITE

3.11.1  The Contractor shall maintain at the site for the Owner one record copy of the Drawings, Specifications, addenda, Change Orders and other Modifications, in good order and marked currently to record changes and selections made during construction, and in addition approved Shop Drawings, Product Data, Samples and similar required submittals These shall be available to the Architect and shall be delivered to the Architect for submittal to the Owner upon completion of the Work.

3.12        SHOP DRAWINGS, PRODUCT DATA AND SAMPLES

3.12.1  Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work

3.12.2  Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work

3.12.3  Samples are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged

3.12.4  Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required the way the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents. Review by the Architect is subject to the limitations of Subparagraph 4.2.7.

3.12.5  The Contractor shall review, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors Submittals made by the Contractor which are not required by the Contract Documents may be returned without action.

3.12.6  The Contractor shall perform no portion of the Work requiring submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect Such Work shall be in accordance with approved submittals.

3.12.7  By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

3.12.8  The Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect’s approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and the Architect has given written approval to the specific deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect’s approval thereof.

3.12.9  The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals.

3.12.10  Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents.

3.12.11  When professional certification of performance criteria of materials, systems or equipment is required by the Contract Documents, the Architect shall be entitled to rely upon the accuracy and completeness of such calculations and certifications.

3.13        USE OF SITE

3.13.1  The Contractor shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract Documents and shall not unreasonably encumber the site with materials or equipment

3.14        CUTTING AND PATCHING

3.14.1  The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

3.14.2  The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the

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Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor’s consent to cutting or otherwise altering the Work.

3.15        CLEANING UP

3.15.1  The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor’s tools, construction equipment, machinery and surplus materials.

3.15.2  If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and the cost thereof shall be charged to the Contractor.

3.16        ACCESS TO WORK

3.16.1  The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.

3.17        ROYALTIES AND PATENTS

3.17.1  The Contractor shall pay all royalties and license fees The Contractor shall defend suits or claims for infringement of patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents. However, if the Contractor has reason to believe that the required design, process or product is an infringement of a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.

3.18        INDEMNIFICATION

3.18.1  To the fullest extent permitted by law, the Contractor shall indemnify and hold harmless the Owner, Architect, Architect’s consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 3.18.

3.18.2  In claims against any person or entity indemnified under this Paragraph 3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under this Paragraph 3.18 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers’ or workmen’s compensation acts, disability benefit acts or other employee benefit acts.

3.18.3  The obligations of the Contractor under this Paragraph 3.18 shall not extend to the liability of the Architect, the Architect’s consultants, and agents and employees of any of them arising out of (1) the preparation or approval of maps, drawings, opinions, reports, surveys, Change Orders, designs or specifications, or (2) the giving of or the failure to give directions or instructions by the Architect, the Architect’s consultants, and agents and employees of any of them provided such giving or failure to give is the primary cause of the injury or damage.

ARTICLE 4

ADMINISTRATION OF THE CONTRACT

4.1           ARCHITECT

4.1.1  The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term “Architect” means the Architect or the Architect’s authorized representative.

4.1.2  Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Contractor and Architect. Consent shall not be unreasonably withheld.

4.1.3  In case of termination of employment of the Architect, the Owner shall appoint an architect against whom the Contractor makes no reasonable objection and whose status under the Contract Documents shall be that of the former architect.

4.1.4  Disputes arising under Subparagraphs 4.1.2 and 4.1.3 shall be subject to arbitration.

4.2           ARCHITECT’S ADMINISTRATION OF THE CONTRACT

4.2.1  The Architect will provide administration of the Contract as described in the Contract Documents, and will be the Owner’s representative (1) during construction, (2) until final payment is due and (3) with the Owner’s concurrence, from time to time during the correction period described in Paragraph 12.2. The Architect will advise and consult with the Owner The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified by written instrument in accordance with other provisions of the Contract.

4.2.2  The Architect will visit the site at intervals appropriate to the stage of construction to become generally familiar with the progress and quality of the completed Work and to determine in general if the Work is being performed in a manner indicating that the Work, when completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check quality or quantity of the Work. On the basis of on-site observations as an architect, the Architect will keep the Owner informed of progress of the Work, and will endeavor to guard the Owner against defects and deficiencies in the Work.

4.2.3  The Architect will not have control over or charge of and will not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor’s responsibility as provided in Paragraph 3.3. The Architect will not be responsible for the Contractor’s failure to carry out the Work in accordance with the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor,

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Subcontractors, or their agents or employees, or of any other persons performing portions of the Work.

4.2.4  Communications Facilitating Contract Administration. Except as otherwise provided in the Contract Documents or when direct communications have been specially authorized, the Owner and Contractor shall endeavor to communicate through the Architect. Communications by and with the Architect’s consultants shall be through the Architect. Communications by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with separate contractors shall be through the Owner

4.2.5  Based on the Architect’s observations and evaluations of the Contractor’s Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.

4.2.6  The Architect will have authority to reject Work which does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable for implementation of the intent of the Contract Documents, the Architect will have authority to require additional inspection or testing of the Work in accordance with Subparagraphs 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed.  However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons performing portions of the Work.

4.2.7  The Architect will review and approve or take other appropriate action upon the Contractor’s submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents.  The Architect’s action will be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, Contractor or separate contractors, while allowing sufficient time in the Architect’s professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect’s review of the Contractor’s submittals shall not relieve the Contractor of the obligations under Paragraphs 3.3, 3.5 and 3.12. The Architect’s review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect’s approval of a specific item shall not indicate approval of an assembly of which the item is a component.

4.2.8  The Architect will prepare Change Orders and Construction Change Directives, and may authorize minor changes in the Work as provided in Paragraph 7.4.

4.2.9  The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion, will receive and forward to the Owner for the Owner’s review and records written warranties and related documents required by the Contract and assembled by the Contractor, and will issue a final Certificate for Payment upon compliance with the requirements of the Contract Documents

4.2.10  If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect’s responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

4.2.11  The Architect will interpret and decide matters concerning performance under and requirements of the Contract Documents on written request of either the Owner or Contractor. The Architect’s response to such requests will be made with reasonable promptness and within any time limits agreed upon. If no agreement is made concerning the time within which interpretations required of the Architect shall be furnished in compliance with this Paragraph 4.2, then delay shall not be recognized on account of failure by the Architect to furnish such interpretations until 15 days after written request is made for them.

4.2.12  Interpretations and decisions of the Architect will be consistent with the intent of and reasonably inferable from the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions so rendered in good faith.

4.2.13  The Architect’s decisions on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents.

4.3           CLAIMS AND DISPUTES

4.3.1  Definition. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract. The term “Claim” also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. Claims must be made by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

4.3.2  Decision of Architect. Claims, including those alleging an error or omission by the Architect, shall be referred initially to the Architect for action as provided in Paragraph 4.4. A decision by the Architect, as provided in Subparagraph 4.4.4, shall be required as a condition precedent to arbitration or litigation of a Claim between the Contractor and Owner as to all such matters arising prior to the date final payment is due, regardless of (1) whether such matters relate to execution and progress of the Work or (2) the extent to which the Work has been completed. The decision by the Architect in response to a Claim shall not be a condition precedent to arbitration or litigation in the event (1) the position of Architect is vacant, (2) the Architect has not received evidence or has failed to render a decision within agreed time limits, (3) the Architect has failed to take action required under Subparagraph 4.4.4 within 30 days after the Claim is made, (4) 45 days have passed after the Claim has been referred to the Architect or (5) the Claim relates to a mechanic’s lien.

4.3.3  Time Limits on Claims. Claims by either party must be made within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later.  Claims must be made by written notice.  An additional Claim made after the initial Claim has been implemented by Change Order will not be considered unless submitted in a timely manner.

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4.3.4  Continuing Contract Performance. Pending final resolution of a Claim including arbitration, unless otherwise agreed in writing the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents.

4.3.5  Waiver of Claims: Final Payment. The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:

.1 liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;

.2 failure of the Work to comply with the requirements of the Contract Documents; or

.3 terms of special warranties required by the Contract Documents.

4.3.6  Claims for Concealed or Unknown Conditions. If conditions arc encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Architect will promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Contractor’s cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both.  If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Architect shall so notify the Owner and Contractor in writing, stating the reasons. Claims by either party in opposition to such determination must be made within 21 days after the Architect has given notice of the decision. If the Owner and Contractor cannot agree on an adjustment in the Contract Sum or Contract Time, the adjustment shall be referred to the Architect for initial determination, subject to further proceedings pursuant to Paragraph 4.4.

4.3.7  Claims for Additional Cost. If the Contractor wishes to make Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Paragraph 10.3. If the Contractor believes additional cost is involved for reasons including but not limited to (1) a written interpretation from the Architect, (2) an order by the Owner to stop the Work where the Contractor was not at fault, (3) a written order for a minor change in the Work issued by the Architect, (4) failure of payment by the Owner, (5) termination of the Contract by the Owner, (6) Owner’s suspension or (7) other reasonable grounds, Claim shall be filed in accordance with the procedure established herein

4.3.8    Claims for Additional Time

4.3.8.1  If the Contractor wishes to make Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor’s Claim shall include an estimate of cost and of probable effect of delay on progress of the Work.  In the case of a continuing delay only one Claim is necessary.

4.3.8.2  If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time and could not have been reasonably anticipated, and that weather conditions had an adverse effect on the scheduled construction.

4.3.9  Injury or Damage to Person or Property. If either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, of any of the other party’s employees or agents, or of others for whose acts such party is legally liable, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after first observance. The notice shall provide sufficient detail to enable the other party to investigate the matter. If a Claim for additional cost or time related to this Claim is to be asserted, it shall be filed as provided in Subparagraphs 4.3.7 or 4.3 8.

4.4           RESOLUTION OF CLAIMS AND DISPUTES

4.4.1  The Architect will review Claims and take one or more of the following preliminary actions within ten days of receipt of a Claim: (1) request additional supporting data from the claimant, (2) submit a schedule to the parties indicating when the Architect expects to take action, (3) reject the Claim in whole or in part, stating reasons for rejection, (4) recommend approval of the Claim by the other party or (5) suggest a compromise.  The Architect may also, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim

4.4.2  If a Claim has been resolved, the Architect will prepare or obtain appropriate documentation.

4.4.3  If a Claim has not been resolved, the party making the Claim shall, within ten days after the Architect’s preliminary response, take one or more of the following actions: (1) submit additional supporting data requested by the Architect, (2) modify the initial Claim or (3) notify the Architect that the initial Claim stands

4.4.4  If a Claim has not been resolved after consideration of the foregoing and of further evidence presented by the parties or requested by the Architect, the Architect will notify the parties in writing that the Architect’s decision will be made within seven days, which decision shall be final and binding on the parties but subject to arbitration.  Upon expiration of such time period, the Architect will render to the parties the Architect’s written decision relative to the Claim, including any change in the Contract Sum or Contract Time or both. If there is a surety and there appears to be a possibility of a Contractor’s default, the Architect may, but is not obligated to, notify the surety and request the surety’s assistance in resolving the controversy

4.5           ARBITRATION

4.5.1  Controversies and Claims Subject to Arbitration. Any controversy or Claim arising out of or related to the Contract, or the breach thereof, shall be settled by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof, except controversies or Claims relating to aesthetic effect and except those waived as provided for in Subparagraph 4.3.5. Such controversies or Claims upon which the Architect has given notice and rendered a decision as provided in Subparagraph 4.4.4 shall be subject to arbitration upon written demand of either party.  Arbitration may be commenced when 45 days have passed after a Claim has been referred to the Architect as provided in Paragraph 4.3 and no decision has been rendered.

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4.5.2  Rules and Notices for Arbitration. Claims between the Owner and Contractor not resolved under Paragraph 4.4 shall, if subject to arbitration under Subparagraph 4.5.1, be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect, unless the parties mutually agree otherwise. Notice of demand for arbitration shall be filed in writing with the other party to the Agreement between the Owner and Contractor and with the American Arbitration Association, and a copy shall be filed with the Architect.

4.5.3  Contract Performance During Arbitration. During arbitration proceedings, the Owner and Contractor shall comply with Subparagraph 4.3.4.

4.5.4  When Arbitration May Be Demanded. Demand for arbitration of any Claim may not be made until the earlier of (1) the date on which the Architect has rendered a final written decision on the Claim, (2) the tenth day after the parties have presented evidence to the Architect or have been given reasonable opportunity to do so, if the Architect has not rendered a final written decision by that date, or (3) any of the five events described in Subparagraph 4.3.2.

4.5.4.1  When a written decision of the Architect states that (1) the decision is final but subject to arbitration and (2) a demand for arbitration of a Claim covered by such decision must be made within 30 days after the date on which the party making the demand receives the final written decision, then failure to demand arbitration within said 30 days’ period shall result in the Architect’s decision becoming final and binding upon the Owner and Contractor. If the Architect renders a decision after arbitration proceedings have been initiated, such decision may be entered as evidence, but shall not supersede arbitration proceedings unless the decision is acceptable to all parties concerned.

4.5.4.2  A demand for arbitration shall be made within the time limits specified in Subparagraphs 4.5.1 and 4.5.4 and Clause 4.5.4.1 as applicable, and in other cases within a reasonable time after the Claim has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such Claim would be barred by the applicable statute of limitations as determined pursuant to Paragraph 13.7.

4.5.5  Limitation on Consolidation or Joinder. No arbitration arising out of or relating to the Contract Documents shall include, by consolidation or joinder or in any other manner, the Architect, the Architect’s employees or consultants, except by written consent containing specific reference to the Agreement and signed by the Architect, Owner, Contractor and any other person or entity sought to be joined. No arbitration shall include, by consolidation or joinder or in any other manner, parties other than the Owner, Contractor, a separate contractor as described in Article 6 and other persons substantially involved in a common question of fact or law whose presence is required if complete relief is to be accorded in arbitration.  No person or entity other than the Owner, Contractor or a separate contractor as described in Article 6 shall be included as an original third party or additional third party to an arbitration whose interest or responsibility is insubstantial. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of a dispute not described therein or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to the Agreement shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

4.5.6  Claims and Timely Assertion of Claims. A party who files a notice of demand for arbitration must assert in the demand all Claims then known to that party on which arbitration is permitted to be demanded. When a party fails to include a Claim through oversight, inadvertence or excusable neglect, or when a Claim has matured or been acquired subsequently, the arbitrator or arbitrators may permit amendment.

4.5.7  Judgment on Final Award. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

ARTICLE 5

SUBCONTRACTORS

5.1           DEFINITIONS

5.1.1  A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term “Subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term “Subcontractor” does not include a separate contractor or subcontractors of a separate contractor.

5.1.2  A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term “Sub-subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

5.2           AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK

5.2.1  Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Architect will promptly reply to the Contractor in writing stating whether or not the Owner or the Architect, after due investigation, has reasonable objection to any such proposed person or entity. Failure of the Owner or Architect to reply promptly shall constitute notice of no reasonable objection.

5.2.2  The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection.  The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection

5.2.3  If the Owner or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection.  The Contract Sum shall be increased or decreased by the difference in cost occasioned by such change and an appropriate Change Order shall be issued. However, no increase in the Contract Sum shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required

5.2.4  The Contractor shall not change a Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such change.

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5.3           SUBCONTRACTUAL RELATIONS

5.3.1  By appropriate agreement, written where legally required for validity, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities which the Contractor, by these Documents, assumes toward the Owner and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be at variance with the Contract Documents. Subcontractors shall similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

5.4           CONTINGENT ASSIGNMENT OF SUBCONTRACTS

5.4.1  Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner provided that:

.1 assignment is effective only after termination of the Contract by the Owner for cause pursuant to Paragraph 14.2 and only for those subcontract agreements which the Owner accepts by notifying the Subcontractor in writing; and

.2 assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract

5.4.2  If the Work has been suspended for more than 30 days, the Subcontractor’s compensation shall be equitably adjusted.

ARTICLE 6

CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

6.1           OWNER’S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS

6.1.1  The Owner reserves the right to perform construction or operations related to the Project with the Owner’s own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided elsewhere in the Contract Documents.

6.1.2  When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term “Contractor” in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement

6.1.3  The Owner shall provide for coordination of the activities of the Owner’s own forces and of each separate contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so. The Contractor shall make any revisions to the construction schedule and Contract Sum deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, separate contractors and the Owner until subsequently revised.

6.1.4  Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner’s own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights which apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this Article 6 and Articles 10, 11 and 12.

6.2           MUTUAL RESPONSIBILITY

6.2.1  The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities and shall connect and coordinate the Contractor’s construction and operations with theirs as required by the Contract Documents.

6.2.2  If part of the Contractor’s Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Architect apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results.  Failure of the Contractor so to report shall constitute an acknowledgment that the Owner’s or separate contractors’ completed or partially completed construction is fit and proper to receive the Contractor’s Work, except as to defects not then reasonably discoverable.

6.2.3  Costs caused by delays or by improperly timed activities or defective construction shall be borne by the party responsible therefor.

6.2.4  The Contractor shall promptly remedy damage wrongfully caused by the Contractor to completed or partially completed construction or to property of the Owner or separate contractors as provided in Subparagraph 10.2.5.

6.2.5  Claims and other disputes and matters in question between the Contractor and a separate contractor shall be subject to the provisions of Paragraph 4.3 provided the separate contractor has reciprocal obligations.

6.2.6  The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Paragraph 3.14.

6.3           OWNER’S RIGHT TO CLEAN UP

6.3.1  If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish as described in Paragraph 3.15, the Owner may clean up and allocate the cost among those responsible as the Architect determines to be just.

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ARTICLE 7

CHANGES IN THE WORK

7.1        CHANGES

7.1.1  Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

7.1.2  A Change Order shall be based upon agreement among the Owner, Contractor and Architect; a Construction Change Directive requires agreement by the Owner and Architect and may or may not be agreed to by the Contractor; an order for a minor change in the Work may be issued by the Architect alone.

7.1.3  Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work.

7.1.4  If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are so changed in a proposed Change Order or Construction Change Directive that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.

7.2         CHANGE ORDERS

7.2.1 A Change Order is a written instrument prepared by the Architect and signed by the Owner, Contractor and Architect, stating their agreement upon all of the following:

.1  a change in the Work;

.2  the amount of the adjustment in the Contract Sum, if any; and

.3  the extent of the adjustment in the Contract Time, if any.

7.2.2  Methods used in determining adjustments to the Contract Sum may include those listed in Subparagraph 7.3.3.

7.3         CONSTRUCTION CHANGE DIRECTIVES

7.3.1  A Construction Change Directive is a written order prepared by the Architect and signed by the Owner and Architect, directing a change in the Work and stating a proposed basis for adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly.

7.3.2  A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

7.3.3  If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:

.1  mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

.2  unit prices stated in the Contract Documents or subsequently agreed upon;

.3  cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or

.4  as provided in Subparagraph 7.3.6.

7.3.4  Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Architect of the Contractor’s agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time

7.3.5  A Construction Change Directive signed by the Contractor indicates the agreement of the Contractor therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

7.3.6  If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the method and the adjustment shall be determined by the Architect on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, a reasonable allowance for overhead and profit. In such case, and also under Clause 7.3.3.3, the Contractor shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Subparagraph 7.3.6 shall be limited to the following:

.1  costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers’ or workmen’s compensation insurance;

.2  costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

.3  rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;

.4  costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and

.5  additional costs of supervision and field office personnel directly attributable to the change.

7.3.7  Pending final determination of cost to the Owner, amounts not in dispute may be included in Applications for Payment. The amount of credit to be allowed by the Contractor to the Owner for a deletion or change which results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Architect. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

7.3.8  If the Owner and Contractor do not agree with the adjustment in Contract Time or the method for determining it, the adjustment or the method shall be referred to the Architect for determination

7.3.9  When the Owner and Contractor agree with the determination made by the Architect concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order

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7.4        MINOR CHANGES IN THE WORK

7.4.1  The Architect will have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly.

ARTICLE 8

TIME

8.1         DEFINITIONS

8.1.1  Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

8.1.2  The date of commencement of the Work is the date established in the Agreement. The date shall not be postponed by the failure to act of the Contractor or of persons or entities for whom the Contractor is responsible.

8.1.3  The date of Substantial Completion is the date certified by the Architect in accordance with Paragraph 9.8.

8.1.4  The term “day” as used in the Contract Documents shall mean calendar day unless otherwise specifically defined

8.2         PROGRESS AND COMPLETION

8.2.1  Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work

8.2.2  The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Contractor. The date of commencement of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement is established by a notice to proceed given by the Owner, the Contractor shall notify the Owner in writing not less than five days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic’s liens and other security interests.

8.2.3  The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

8.3         DELAYS AND EXTENSIONS OF TIME

8.3.1  If the Contractor is delayed at any time in progress of the Work by an act or neglect of the Owner or Architect, or of an employee of either, or of a separate contractor employed by the Owner, or by changes ordered in the Work, or by labor disputes, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Contractor’s control, or by delay authorized by the Owner pending arbitration, or by other causes which the Architect determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as the Architect may determine

8.3.2  Claims relating to time shall be made in accordance with applicable provisions of Paragraph 4.3

8.3.3  This Paragraph 8.3 does not preclude recovery of damages for delay by either party under other provisions of the Contract Documents

ARTICLE 9

PAYMENTS AND COMPLETION

9.1         CONTRACT SUM

9.1.1  The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

9.2         SCHEDULE OF VALUES

9.2.1  Before the first Application for Payment, the Contractor shall submit to the Architect a schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor’s Applications for Payment.

9.3         APPLICATIONS FOR PAYMENT

9.3.1  At least ten days before the date established for each progress payment, the Contractor shall submit to the Architect an itemized Application for Payment for operations completed in accordance with the schedule of values. Such application shall be notarized, if required, and supported by such data substantiating the Contractor’s right to payment as the Owner or Architect may require, such as copies of requisitions from Subcontractors and material suppliers, and reflecting retainage if provided for elsewhere in the Contract Documents.

9.3.1.1  Such applications may include requests for payment on account of changes in the Work which have been properly authorized by Construction Change Directives but not yet included in Change Orders

9.3.1.2  Such applications may not include requests for payment of amounts the Contractor does not intend to pay to a Subcontractor or material supplier because of a dispute or other reason

9.3.2  Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner’s title to such materials and equipment or otherwise protect the Owner’s interest, and shall include applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.

9.3.3  The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor’s knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work

9.4          CERTIFICATES FOR PAYMENT

9.4.1  The Architect will, within seven days after receipt of the Contractor’s Application for Payment, either issue to the

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Owner a Certificate for Payment, with a copy to the Contractor, for such amount as the Architect determines is properly due, or notify the Contractor and Owner in writing of the Architect’s reasons for withholding certification in whole or in part as provided in Subparagraph 9.5.1

9.4.2  The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect’s observations at the site and the data comprising the Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect’s knowledge, information and belief, quality of the Work is in accordance with the Contract Documents.  The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to minor deviations from the Contract Documents correctable prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor’s right to payment or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum

9.5          DECISIONS TO WITHHOLD CERTIFICATION

9.5.1  The Architect may decide not to certify payment and may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect’s opinion the representations to the Owner required by Subparagraph
9.4.2 cannot be made. If the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Contractor and Owner as provided in Subparagraph 9.4.1. If the Contractor and Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations to the Owner. The Architect may also decide not to certify payment or, because of subsequently discovered evidence or subsequent observations, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Architect’s opinion to protect the Owner from loss because of:

.1  defective Work not remedied;

.2  third party claims filed or reasonable evidence indicating probable filing of such claims;

.3  failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;

.4  reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;

.5  damage to the Owner or another contractor;

.6  reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or

.7  persistent failure to carry out the Work in accordance with the Contract Documents

9.5.2  When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

9.6          PROGRESS PAYMENTS

9.6.1  After the Architect has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents, and shall so notify the Architect.

9.6.2  The Contractor shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor’s portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of such Subcontractor’s portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in similar manner.

9.6.3  The Architect will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Architect and Owner on account of portions of the Work done by such Subcontractor.

9.6.4  Neither the Owner nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor except as may otherwise be required by law.

9.6.5  Payment to material suppliers shall be treated in a manner similar to that provided in Subparagraphs 9.6.2, 9.6.3 and 9.6.4.

9.6.6  A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents

9.7          FAILURE OF PAYMENT

9.7.1  If the Architect does not issue a Certificate for Payment, through no fault of the Contractor, within seven days after receipt of the Contractor’s Application for Payment, or if the Owner does not pay the Contractor within seven days after the date established in the Contract Documents the amount certified by the Architect or awarded by arbitration, then the Contractor may, upon seven additional days’ written notice to the Owner and Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor’s reasonable costs of shut-down, delay and start-up, which shall be accomplished as provided in Article 7.

9.8          SUBSTANTIAL COMPLETION

9.8.1  Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so the Owner can occupy or utilize the Work for its intended use.

9.8.2  When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected. The Contractor shall proceed promptly to complete and correct items on the list. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents. Upon receipt of the Contractor’s list, the Architect will make an inspection to determine whether the Work or designated

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portion thereof is substantially complete. If the Architect’s inspection discloses any item, whether or not included on the Contractor’s list, which is not in accordance with the requirements of the Contract Documents, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect. The Contractor shall then submit a request for another inspection by the Architect to determine Substantial Completion. When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion which shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion. The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate.

9.8.3  Upon Substantial Completion of the Work or designated portion thereof and upon application by the Contractor and certification by the Architect, the Owner shall make payment, reflecting adjustment in retainage, if any, for such Work or portion thereof as provided in the Contract Documents

9.9          PARTIAL OCCUPANCY OR USE

9.9.1  The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Subparagraph 11.3.11 and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Subparagraph 9.8.2.  Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect.

9.9.2  Immediately prior to such partial occupancy or use, the Owner, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

9.9.3  Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

9.10        FINAL COMPLETION AND FINAL PAYMENT

9.10.1  Upon receipt of written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect will promptly make such inspection and, when the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect’s knowledge, information and belief, and on the basis of the Architect’s observations and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in said final Certificate is due and payable. The Architect’s final Certificate for Payment will constitute a further representation that conditions listed in Subparagraph 9.10.2 as precedent to the Contractor’s being entitled to final payment have been fulfilled.

9.10.2  Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner’s property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be cancelled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and (5), if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys’ fees.

9.10.3  If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Architect so confirms, the Owner shall, upon application by the Contractor and certification by the Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims. The making of final payment shall constitute a waiver of claims by the Owner as provided in Subparagraph 4.3.5.

9.10.4  Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment. Such waivers shall be in addition to the waiver described in Subparagraph 4.3.5

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ARTICLE 10

PROTECTION OF PERSONS AND PROPERTY

10.1        SAFETY PRECAUTIONS AND PROGRAMS

10.1.1  The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.

10.1.2  In the event the Contractor encounters on the site material reasonably believed to be asbestos or polychlorinated biphenyl (PCB) which has not been rendered harmless, the Contractor shall immediately stop Work in the area affected and report the condition to the Owner and Architect in writing. The Work in the affected area shall not thereafter be resumed except by written agreement of the Owner and Contractor if in fact the material is asbestos or polychlorinated biphenyl (PCB) and has not been rendered harmless. The Work in the affected area shall be resumed in the absence of asbestos or polychlorinated biphenyl (PCB), or when it has been rendered harmless, by written agreement of the Owner and Contractor, or in accordance with final determination by the Architect on which arbitration has not been demanded, or by arbitration under Article 4.

10.1.3  The Contractor shall not be required pursuant to Article 7 to perform without consent any Work relating to asbestos or polychlorinated biphenyl (PCB).

10.1.4  To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Architect, Architect’s consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work in the affected area if in fact the material is asbestos or polychlorinated biphenyl (PCB) and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Owner, anyone directly or indirectly employed by the Owner or anyone for whose acts the Owner may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Subparagraph 10.1.4.

10.2  SAFETY OF PERSONS AND PROPERTY

10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

.1  employees on the Work and other persons who may be affected thereby;

.2  the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor’s Subcontractors or Sub-subcontractors; and

.3  other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

10.2.2  The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

10.2.3  The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

10.2.4  When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

10.2.5  The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Clauses 10.2.1.2 and 10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Clauses 10.2.1.2 and 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor’s obligations under Paragraph 3.18.

10.2.6 The Contractor shall designate a responsible member of the Contractor’s organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor’s superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.

10.2.7 The Contractor shall not load or permit any part of the construction or site to be loaded so as to endanger its safety.

10.3        EMERGENCIES

10.3.1 In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor’s discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Paragraph 4.3 and Article 7.

ARTICLE 11

INSURANCE AND BONDS

11.1        CONTRACTOR’S LIABILITY INSURANCE

11.1.1  The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located such insurance as will protect the Contractor from claims set forth below which may arise out of or result from the Contractor’s operations under the Contract and for which the Contractor may be legally liable, whether such operations be by the Contractor or by a Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

.1  claims under workers’ or workmen’s compensation, disability benefit and other similar employee benefit acts which are applicable to the Work to be performed;

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.2  claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor’s employees;

.3  claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor’s employees;

.4  claims for damages insured by usual personal injury liability coverage which are sustained (1) by a person as a result of an offense directly or indirectly related to employment of such person by the Contractor, or (2) by another person;

.5  claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

.6  claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle; and

.7  claims involving contractual liability insurance applicable to the Contractor’s obligations under Paragraph 3.18.

11.1.2  The insurance required by Subparagraph 11.1.1 shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment.

11.1.3  Certificates of Insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work. These Certificates and the insurance policies required by this Paragraph 11.1 shall contain a provision that coverages afforded under the policies will not be cancelled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment and are reasonably available, an additional certificate evidencing continuation of such coverage shall be submitted with the final Application for Payment as required by Subparagraph 9.10.2. Information concerning reduction of coverage shall be furnished by the Contractor with reasonable promptness in accordance with the Contractor’s information and belief.

11.2        OWNER’S LIABILITY INSURANCE

11.2.1  The Owner shall be responsible for purchasing and maintaining the Owner’s usual liability insurance. Optionally, the Owner may purchase and maintain other insurance for self-protection against claims which may arise from operations under the Contract. The Contractor shall not be responsible for purchasing and maintaining this optional Owner’s liability insurance unless specifically required by the Contract Documents

11.3        PROPERTY INSURANCE

11.3.1  Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance in the amount of the initial Contract Sum as well as subsequent modifications thereto for the entire Work at the site on a replacement cost basis without voluntary deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Paragraph 9.10 or until no person or entity other than the Owner has an insurable interest in the property required by this Paragraph 11.3 to be covered, whichever is earlier. This insurance shall include interests of the Owner, the Contractor, Subcontractors and Sub-subcontractors in the Work.

11.3.1.1  Property insurance shall be on an all-risk policy form and shall insure against the perils of fire and extended coverage and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, false-work, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Architect’s services and expenses required as a result of such insured loss Coverage for other perils shall not be required unless otherwise provided in the Contract Documents.

11.3.1.2  If the Owner does not intend to purchase such property insurance required by the Contract and with all of the coverages in the amount described above, the Owner shall so inform the Contractor in writing prior to commencement of the Work. The Contractor may then effect insurance which will protect the interests of the Contractor, Subcontractors and Sub-subcontractors in the Work, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, without so notifying the Contractor, then the Owner shall bear all reasonable costs properly attributable thereto.

11.3.1.3  If the property insurance requires minimum deductibles and such deductibles are identified in the Contract Documents, the Contractor shall pay costs not covered because of such deductibles. If the Owner or insurer increases the required minimum deductibles above the amounts so identified or if the Owner elects to purchase this insurance with voluntary deductible amounts, the Owner shall be responsible for payment of the additional costs not covered because of such increased or voluntary deductibles. If deductibles are not identified in the Contract Documents, the Owner shall pay costs not covered because of deductibles.

11.3.1.4  Unless otherwise provided in the Contract Documents, this property insurance shall cover portions of the Work stored off the site after written approval of the Owner at the value established in the approval, and also portions of the Work in transit.

11.3.2 Boiler and Machinery Insurance. The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Contractor, Subcontractors and Sub-subcontractors in the Work, and the Owner and Contractor shall be named insureds.

11.3.3  Loss of Use Insurance. The Owner, at the Owner’s option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner’s property due to fire or other hazards, however caused. The Owner waives all rights of action against the Contractor for loss of use of the Owner’s property, including consequential losses due to fire or other hazards however caused.

11.3.4  If the Contractor requests in writing that insurance for risks other than those described herein or for other special hazards be included in the property insurance policy, the Owner shall, if possible, include such insurance, and the cost thereof shall be charged to the Contractor by appropriate Change Order.

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11.3.5  If during the Project construction period the Owner insures properties, real or personal or both, adjoining or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Subparagraph 11.3.7 for damages caused by fire or other perils covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

11.3.6  Before an exposure to loss may occur, the Owner shall file with the Contractor a copy of each policy that includes insurance coverages required by this Paragraph 11.3. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be cancelled or allowed to expire until at least 30 days’ prior written notice has been given to the Contractor.

11.3.7  Waivers of Subrogation. The Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect’s consultants, separate contractors described in Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other perils to the extent covered by property insurance obtained pursuant to this Paragraph 11.3 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Architect, Architect’s consultants, separate contractors described in Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

11.3.8  A loss insured under Owner’s property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Subparagraph 11.3.10. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.

11.3.9  If required in writing by a party in interest, the Owner as fiduciary shall, upon occurrence of an insured loss, give bond for proper performance of the Owner’s duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or in accordance with an arbitration award in which case the procedure shall be as provided in Paragraph 4.5.If after such loss no other special agreement is made, replacement of damaged property shall be covered by appropriate Change Order.

11.3.10  The Owner as fiduciary shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after occurrence of loss to the Owner’s exercise of this power; if such objection be made, arbitrators shall be chosen as provided in Paragraph 4.5. The Owner as fiduciary shall, in that case, make settlement with insurers in accordance with directions of such arbitrators. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

11.3.11  Partial occupancy or use in accordance with Paragraph 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

11.4      PERFORMANCE BOND AND PAYMENT BOND

11.4.1  The Owner shall have the right to require the Contractor to furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.

11.4.2  Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall permit a copy to be made.

ARTICLE 12

UNCOVERING AND CORRECTION OF WORK

12.1                 UNCOVERING OF WORK

12.1.1  If a portion of the Work is covered contrary to the Architect’s request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by the Architect, be uncovered for the Architect’s observation and be replaced at the Contractor’s expense without change in the Contract Time.

12.1.2  If a portion of the Work has been covered which the Architect has not specifically requested to observe prior to its being covered, the Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be charged to the Owner. If such Work is not in accordance with the Contract Documents, the Contractor shall pay such costs unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.

12.2                 CORRECTION OF WORK

12.2.1  The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the Contract Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed. The Contractor shall bear costs of correcting such rejected Work, including additional testing and inspections and compensation for the Architect’s services and expenses made necessary thereby.

12.2.2  If, within one year after the date of Substantial Completion of the Work or designated portion thereof, or after the date

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for commencement of warranties established under Subparagraph 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. This period of one year shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the Work. This obligation under this Subparagraph 12.2.2 shall survive acceptance of the Work under the Contract and termination of the Contract. The Owner shall give such notice promptly after discovery of the condition.

12.2.3  The Contractor shall remove from the site portions of the Work which are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

12.2.4  If the Contractor fails to correct nonconforming Work within a reasonable time, the Owner may correct it in accordance with Paragraph 2.4. If the Contractor does not proceed with correction of such nonconforming Work within a reasonable time fixed by written notice from the Architect, the Owner may remove it and store the salvable materials or equipment at the Contractor’s expense. If the Contractor does not pay costs of such removal and storage within ten days after written notice, the Owner may upon ten additional days’ written notice sell such materials and equipment at auction or at private sale and shall account for the proceeds thereof, after deducting costs and damages that should have been borne by the Contractor, including compensation for the Architect’s services and expenses made necessary thereby. If such proceeds of sale do not cover costs which the Contractor should have borne, the Contract Sum shall be reduced by the deficiency. If payments then or thereafter due the Contractor are not sufficient to cover such amount, the Contractor shall pay the difference to the Owner.

12.2.5  The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor’s correction or removal of Work which is not in accordance with the requirements of the Contract Documents.

12.2.6  Nothing contained in this Paragraph 12.2 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the time period of one year as described in Subparagraph 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor’s liability with respect to the Contractor’s obligations other than specifically to correct the Work.

12.3                 ACCEPTANCE OF NONCONFORMING WORK

12.3.1  If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

ARTICLE 13

MISCELLANEOUS PROVISIONS

13.1                 GOVERNING LAW

13.1.1  The Contract shall be governed by the law of the place where the Project is located.

13.2                 SUCCESSORS AND ASSIGNS

13.2.1  The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

13.3                 WRITTEN NOTICE

13.3.1  Written notice shall be deemed to have been duly served if delivered in person to the individual or a member of the firm or entity or to an officer of the corporation for which it was intended, or if delivered at or sent by registered or certified mail to the last business address known to the party giving notice.

13.4                 RIGHTS AND REMEDIES

13.4.1  Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

13.4.2  No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

13.5                 TESTS AND INSPECTIONS

13.5.1  Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so the Architect may observe such procedures. The Owner shall bear costs of tests, inspections or approvals which do not become requirements until after bids are received or negotiations concluded.

13.5.2  If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Subparagraph 13.5.1, the Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so the Architect may observe such procedures.

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The Owner shall bear such costs except as provided in Subparagraph 13.5.3.

13.5.3  If such procedures for testing, inspection or approval under Subparagraphs 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, the Contractor shall bear all costs made necessary by such failure including those of repeated procedures and compensation for the Architect’s services and expenses.

13.5.4  Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.

13.5.5  If the Architect is to observe tests, inspections or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing.

13.5.6  Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

13.6                 INTEREST

13.6.1  Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at such rate as the parties may agree upon in writing or, in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

13.7               COMMENCEMENT OF STATUTORY

LIMITATION PERIOD

13.7.1 As between the Owner and Contractor:

.1  Before Substantial Completion. As to acts or failures to act occurring prior to the relevant date of Substantial Completion, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than such date of Substantial Completion;

.2  Between Substantial Completion and Final Certificate for Payment. As to acts or failures to act occurring subsequent to the relevant date of Substantial Completion and prior to issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of issuance of the final Certificate for Payment; and

.3  After Final Certificate for Payment. As to acts or failures to act occurring after the relevant date of issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of any act or failure to act by the Contractor pursuant to any warranty provided under Paragraph 3.5, the date of any correction of the Work or failure to correct the Work by the Contractor under Paragraph 12.2, or the date of actual commission of any other act or failure to perform any duty or obligation by the Contractor or Owner, whichever occurs last.

ARTICLE 14

TERMINATION OR SUSPENSION OF THE CONTRACT

14.1                 TERMINATION BY THE CONTRACTOR

14.1.1  The Contractor may terminate the Contract if the Work is stopped for a period of 30 days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor, for any of the following reasons:

.1  issuance of an order of a court or other public authority having jurisdiction;

.2  an act of government, such as a declaration of national emergency, making material unavailable;

.3  because the Architect has not issued a Certificate for Payment and has not notified the Contractor of the reason for withholding certification as provided in Subparagraph 9.4.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents;

.4  if repeated suspensions, delays or interruptions by the Owner as described in Paragraph 14.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less; or

.5  the Owner has failed to furnish to the Contractor promptly, upon the Contractor’s request, reasonable evidence as required by Subparagraph 2.2.1.

14.1.2  If one of the above reasons exists, the Contractor may, upon seven additional days’ written notice to the Owner and Architect, terminate the Contract and recover from the Owner payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead, profit and damages.

14.1.3  If the Work is stopped for a period of 60 days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has persistently failed to fulfill the Owner’s obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days’ written notice to the Owner and the Architect, terminate the Contract and recover from the Owner as provided in Subparagraph 14.1.2.

14.2                 TERMINATION BY THE OWNER FOR CAUSE

14.2.1  The Owner may terminate the Contract if the Contractor:

.1  persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper materials;

.2  fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;

.3  persistently disregards laws, ordinances, or rules, regulations or orders of a public authority having jurisdiction; or

.4  otherwise is guilty of substantial breach of a provision of the Contract Documents.

14.2.2  When any of the above reasons exist, the Owner, upon certification by the Architect that sufficient cause exists to justify

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such action, may without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor’s surety, if any, seven days’ written notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:

.1  take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor;

.2  accept assignment of subcontracts pursuant to Paragraph 5.4; and

.3  finish the Work by whatever reasonable method the Owner may deem expedient.

14.2.3  When the Owner terminates the Contract for one of the reasons stated in Subparagraph 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

14.2.4  If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect’s services and expenses made necessary thereby, such excess shall be paid to the Contractor. If such costs exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner, as the case may be, shall be certified by the Architect, upon application, and this obligation for payment shall survive termination of the Contract.

14.3          SUSPENSION BY THE OWNER FOR CONVENIENCE

14.3.1  The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

14.3.2  An adjustment shall be made for increases in the cost of performance of the Contract, including profit on the increased cost of performance, caused by suspension, delay or interruption. No adjustment shall be made to the extent:

.1 that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or

.2 that an equitable adjustment is made or denied under another provision of this Contract.

14.3.3  Adjustments made in the cost of performance may have a mutually agreed fixed or percentage fee.

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[SIGNATURE PAGE TO OTTER TAIL AG ENTERPRISES, LLC CONSTRUCTION

MANAGEMENT SERVICES CONTRACT]

IN WITNESS WHEREOF, the parties hereto have executed this Contract on the 3 day of November, 2006.

Owner:

OTTER TAIL AG ENTERPRISES, LLC

By	/s/ Jerry Larson
Jerry Larson
Its President

[SIGNATURE PAGE TO OTTER TAIL AG ENTERPRISES, LLC CONSTRUCTION

SERVICES MANAGEMENT CONTRACT]

IN WITNESS WHEREOF, the parties hereto have executed this Contract on the 3 day of November, 2006.

KNUTSON CONSTRUCTION SERVICES

By	/s/ Michael J. Larson
Michael J.Larson
Its	Chief Estimator

BUILDING:	OTAE Ethanol Plant
LOCATION:	Ottertail Ag Enterprises
ENGINEER:	Interstate Engineering
SUBJECT:	Schedule of Values

EXHIBIT B

DESCRIPTION	TOTAL

Division #1 General Conditions	661332
Division #2 Site/Earthwork	342898
Division #3 Concrete	3829638
Division #4 Masonry	35000
Division #5 Metals	30000
Division #6 Carpentry	70000
Division #7 Thermal/Moisture Protection	75000
Division #8 Doors & Windows	80000
Division #9 Finishes	130000
Division #10 Specialties	10000
Division #11 Equipment	0
Division #12 Furnishings	0
Division #13 Special Construction	2091686
Division #14 Conveying Systems	0
Division #15 Mechanical	60000
Division #16 Electrical	35000

TOTAL	7,450,554

TABLE 1020 – 1 SCHEDULE FOR BUILDING CONSTRUCTION

Bldg # l	Main Process Building

Construction of foundations and floors and tank pads to begin in Spring 2007 as weather permits. Erection of building is to take place after process tanks and large equipment is set. Expected time for commencement of building erection is September 1, 2007.

Bldg # 2	Maintenance Building	To be constructed early in the process. Bid package includes add alternate for winter construction
Bldg # 3	Fermentation	Same schedule as Bldg # 1 Main Process Building
Bldg # 4	Cooling Tower Pump Building	To commence for completion by September 1, 2007 to be ready for installation of pumps, controls and piping. Construction of this building need not be delayed for installation of equipment
Bldg # 5	Motor Control Center	To commence for completion by September 1 to be ready for installation of MCC’s , conduits and wiring. Construction of this building need not be delayed for installation of equipment
Bldg # 6	Boiler Building	To commence for completion by October 1, 2007 to be ready for installation of Boilers, controls and appurtenances. Construction of this building need not be delayed for installation of equipment
Bldg # 7	Administration Building	Separate Bid Package – independent of buildings for ethanol production.
Bldg # 8	Dryer Building

Construction of foundations and floors and tank pads to begin in Spring 2007 as weather permits. Erection of building is to take place after dryers are set. Expected time for commencement of building erection is October 2007.

Bldg # 9	DDGS Building	To be constructed early in the process. Bid package includes add alternate for winter construction
Bldg # 10	Fire Suppression Building	To commence for completion by October 1, 2007 to be ready for installation of Pumps controls and appurtenances. Construction of this building need not be delayed for installation of equipment
Bldg # 11	DD & E	Construction of foundations and floors and tank pads to begin in Spring 2007 as weather permits. Erection of building is by others.
Bldg # 12	WDGS	To be available for use prior to start up as the process start up may precede the start up of the dryers.
Tanks	Numerous

Exterior tank foundations – all to be completed by _August 1, 2006 to allow for erection and painting of tank shell by December 1, 2007. The Fermenter foundations and MPB foundations need to be completed by July 1, 2007.

	Cooling Tower Foundation	Foundation to be completed and ready for erection of cooling towers and piping by September 1, 2007.

TABLE 1020-2 SCHEDULE FOR GRADING CONSTRUCTION

Building	Description	Sub-grade Completion Schedule
Bldg # l	Main Process Building	November 22, 2006
Bldg # 2	Maintenance Building	November 10, 2006
Bldg # 3	Fermentation	November 22, 2006
Bldg # 4	Cooling Tower Pump Building	June 15, 2007
Bldg # 5	Motor Control Center	June 15, 2007
Bldg # 6	Boiler Building	June 15, 2007
Bldg # 7	Administration Building	June 15, 2007
Bldg # 8	Dryer Building	June 15, 2007
Bldg # 9	DDGS Building	November 10, 2006
Bldg # 10	Fire Suppression Building	June 15, 2007
Bldg # 11	DD&E	November 10, 2006
Bldg # 12	WDGS	June 15, 2007
Tanks	Numerous	June 15, 2007
	Cooling Tower Foundation	June 15, 2007